J.P. Morgan Mortgage Acquisition Trust 2006-ACC1

Asset Backed Pass-Through Certificates, Series 2006-ACC1

$380,478,000 (Approximate)

Subject to Revision

May 23, 2006 – Free Writing Prospectus

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-212-834-4154 (collect call) or by emailing Randall Outlaw at randall.outlaw@jpmorgan.com.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.

THE INFORMATION CONTAINED IN THIS COMMUNICATION IS SUBJECT TO CHANGE, COMPLETION OR AMENDMENT FROM TIME TO TIME. YOU SHOULD CONSULT YOUR OWN COUNSEL, ACCOUNTANT AND OTHER ADVISORS AS TO THE LEGAL, TAX, BUSINESS, FINANCIAL AND RELATED ASPECTS OF A PURCHASE OF THESE SECURITIES.

The attached information may contain certain tables and other statistical analyses (the "Computational Materials") that have been prepared in reliance upon information furnished by the issuer, the preparation of which used numerous assumptions which may or may not be reflected herein.  As such, no assurance can be given as to the appropriateness of the Computational Materials for any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance.  These Computational Materials should not be construed as either projections or predictions. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN).  JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES.

Copyright 2006 JPMorgan Chase & Co. – All rights reserved.  J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC.  JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials.  Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

JPMORGAN

New Issue Free Writing Prospectus

$380,478,000

(Approximate)

J.P. Morgan Mortgage Acquisition Trust 2006-ACC1

Issuing Entity

J.P. Morgan Acceptance Corporation I

Depositor

Accredited Home Lenders, Inc.

Originator

JPMorgan Chase Bank, N.A.

Servicer

Asset Backed Pass-Through Certificates, Series 2006-ACC1

May 23, 2006

Expected Timing:	Pricing Date:	On or about May [26], 2006
	Closing Date:	On or about June 2, 2006
	First Payment Date:	June 25, 2006, or first business day thereafter

Structure:	Bond Structure	$698,676,000 (approximate) senior/subordinate structure, floating rate
	Rating Agencies:	Moody’s, Standard & Poor’s and Fitch

Free Writing Prospectus for

JPMAC 2006-ACC1

Preliminary Term Sheet

Date Prepared: May 23, 2006

$380,478,000 (Approximate)

Offered Certificates

J.P. Morgan Mortgage Acquisition Trust 2006-ACC1

	Principal	WAL (Years)	Pymt Window	Expected Rating	Assumed Final	Certificate
Class(2,3,4)	Amount ($) (1)	Call/Mat(5)	(Months) Call/Mat(2) CallWindow(3)*	(Moody’s/S&P/Fitch)	Distribution Date (6)	Type (3)
A-1	302,400,000	Not Marketed Hereby		Aaa/AAA/AAA	May 2036	Fltg Rate Group I Senior
A-2	130,200,000	1.00 / 1.00	1 - 22 / 1 - 22	Aaa/AAA/AAA	January 2033	Fltg Rate Group II Senior Sequential
A-3	39,800,000	2.00 / 2.00	22 - 28 / 22 - 28	Aaa/AAA/AAA	May 2036	Fltg Rate Group II Senior Sequential
A-4	37,100,000	2.99 / 3.00	28 - 74 / 28 - 77	Aaa/AAA/AAA	May 2036	Fltg Rate Group II Senior Sequential
A-5	9,659,000	6.15 / 8.10	74 - 74 / 77 - 136	Aaa/AAA/AAA	May 2036	Fltg Rate Group II Senior Sequential
M-1	34,467,000	5.26 / 5.79	54 - 74 / 54 - 160	Aaa/AA+/AA+	May 2036	Fltg Rate Mezzanine
M-2	43,084,000	4.72 / 5.23	46 - 74 / 46 - 152	Aa2/AA/AA	May 2036	Fltg Rate Mezzanine
M-3	13,284,000	4.52 / 5.01	44 - 74 / 44 - 141	Aa2/AA-/AA-	May 2036	Fltg Rate Mezzanine
M-4	17,234,000	4.45 / 4.93	42 - 74 / 42 - 137	A1/A+/A+	May 2036	Fltg Rate Mezzanine
M-5	13,284,000	4.40 / 4.85	41 - 74 / 41 - 130	A2/A/A	May 2036	Fltg Rate Mezzanine
M-6	9,694,000	4.37 / 4.80	40 - 74 / 40 - 125	A3/A-/A-	May 2036	Fltg Rate Mezzanine
M-7	13,284,000	4.34 / 4.74	39 - 74 / 39 - 120	Baa1/BBB+/BBB+	May 2036	Fltg Rate Mezzanine
M-8	7,540,000	4.31 / 4.68	39 - 74 / 39 - 112	Baa2/BBB/BBB	May 2036	Fltg Rate Mezzanine
M-9	11,848,000	4.29 / 4.61	38 - 74 / 38 - 107	Baa3/BBB-/BBB-	May 2036	Fltg Rate Mezzanine
M-10 (7)	9,694,000	Not Publicly Offered		Ba1/BB+/BB+	May 2036	Fltg Rate Subordinate
M-11 (7)	6,104,000	Not Publicly Offered		Ba2/BB/BB	May 2036	Fltg Rate Subordinate
Total:	698,676,000

(1)

The approximate size is subject to a permitted variance in the aggregate of plus or minus 5%.

(2)

The Class A-1 Certificate is backed primarily by the cash flow from the Group I Mortgage Loans (as defined herein).  The Class A-2, Class A-3, Class A-4 and Class A-5 Certificates are backed primarily by the cash flow from the Group II Mortgage Loans (as defined herein).  The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, and Class M-11 Certificates are backed by the cash flows from the Group I Mortgage Loans and the Group II Mortgage Loans.

(3)

The margins on the Senior Certificates will double, and the margins on the Mezzanine and Subordinate Certificates will increase to 1.5 times the original margin on the first Distribution Date after the first possible Optional Termination Date.

(4)

The Offered Certificates will be subject to the applicable rate cap as described herein.

(5)

See “Pricing Prepayment Speed” herein.

(6)

The final scheduled distribution date for each class of offered certificates, other than the Class A-2 Certificates, is the distribution date in the month following the scheduled maturity date for the latest maturing mortgage loan. The final scheduled distribution date for the Class A-2 Certificates is calculated assuming a prepayment assumption of 0% and adding one month.

(7)

The Class M-10 and Class M-11 Certificates will be privately placed and will not be offered pursuant to the prospectus.  Information presented herein for the Class M-10 and Class M-11 Certificates is solely to assist purchasers of the Offered Certificates.

The information herein will be superseded in its entirety by the final prospectus and prospectus supplement relating to the securities.  THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER.  IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR JPMORGAN SALES REPRESENTATIVE.

Issuing Entity:

J.P. Morgan Mortgage Acquisition Trust 2006-ACC1, a New York common law trust

Depositor:

J.P. Morgan Acceptance Corporation I

Seller:

J.P. Morgan Mortgage Acquisition Corp.

Originator:

Accredited Home Lenders, Inc.

Servicer:

JPMorgan Chase Bank, N.A.

Lead Manager:

J.P. Morgan Securities Inc.

Securities Administrator:

JPMorgan Chase Bank, National Association

Trustee:

U.S. Bank National Association

Swap Provider:

JPMorgan Chase Bank, National Association

Custodian:

J.P. Morgan Trust Company, National Association

Trust Oversight Manager:

Pentalpha Surveillance LLC

Senior Certificates:

The Class A-1 Certificates (collectively, the “Group I Certificates”) and the Class A-2, Class A-3, Class A-4 and Class A-5 Certificates (collectively, the “Group II Certificates”).

Mezzanine Certificates:

The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.

Subordinate Certificates:          The Class M-10 and Class M-11 Certificates.

Floating Rate Certificates:

The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates.

Offered Certificates:

The Class A-2, Class A-3, Class A-4, Class A-5 Certificates and the Mezzanine Certificates.

Non-Offered Certificates:

The Class A-1, Subordinate Certificates, Class C, Class P and Residual Certificates.

Federal Tax Status:

It is anticipated that the Offered Certificates generally will represent, in part, ownership of REMIC regular interests for tax purposes.

Registration:

The Offered Certificates will be available in book-entry form through DTC and only upon request through Clearstream, Luxembourg and the Euroclear System.

Cut-off Date:

May 1, 2006

Expected Pricing Date:

On or about May [26], 2006

Expected Closing Date:

On or about June 2, 2006

Distribution Date:

The 25th day of each month (or if not a business day, the next succeeding business day) beginning in June 2006.

ERISA Eligibility:

The Offered Certificates are expected to be ERISA eligible, provided the investors meet the requirements of certain investor-based exemptions as described in the prospectus supplement.

SMMEA Eligibility:

The Offered Certificates are not expected to constitute “mortgage related securities” for purposes of SMMEA.

Servicing Fee:

0.50% per annum of the outstanding principal balance of each mortgage loan as of the first day of the related Collection Period.

Trust Oversight Manager

 Fee:

Approximately 0.015% per annum on the outstanding principal balance of each mortgage loan as of the first day of the related Collection Period, subject to a monthly minimum of $1,250.

Custodian Fee:

A fee payable based on an agreement between the Custodian and the Seller.

Securities Administrator

 Fee:

Approximately 0.004% per annum on the aggregate principal balance of the Mortgage Loans, subject to a monthly minimum of $500, together with the Servicing Fee, the Custodian Fee and the Trust Oversight Manager Fee, the “Administrative Fee”.

Administrative Fee Rate:

The rate at which the Administrative Fees are calculated for the related Distribution Date.

Expense Adjusted Net

Mortgage Rate:

The mortgage rate of each Mortgage Loan minus the Administrative Fee Rate.

Expense Adjusted Net

Maximum Mortgage Rate:

The per annum rate equal to the applicable maximum mortgage rate (or the mortgage rate for such Mortgage Loan in the case of the fixed-rate Mortgage Loans) of each Mortgage Loan minus the Administrative Fee Rate.

Optional Termination:

The terms of the transaction allow for a clean-up call of the Mortgage Loans and the retirement of the Certificates (the “Clean-up Call”), which may be exercised once the aggregate principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Pricing Prepayment Speed:

The Offered Certificates will be priced based on the following collateral prepayment assumptions:

FRM Loans:

100% PPC (100% PPC: 4.00% - 20.00% CPR over 12 months)

ARM Loans:

100% PPC (100% PPC: 2% - 30% CPR over 12 months and remaining constant at 30% CPR through month 22, remaining constant at 50% CPR for months 23 through 27, and then remaining constant at 35% CPR for months 28 and thereafter).

Mortgage Loans:

As of the Cut-off Date, the aggregate principal balance of the Mortgage Loans was approximately $718,064,802, of which: (i) approximately $418,213,394 consisted of a pool of fixed-rate and adjustable-rate mortgage loans with original principal balances that conform to Freddie Mac balance limitations  (the “Group I Mortgage Loans”), and (ii) approximately $299,851,408 consisted of a pool of fixed-rate and adjustable-rate mortgage loans with original principal balances that may or may not conform to Freddie Mac or Fannie Mae balance limitations (the “Group II Mortgage Loans” and together with the Group I Mortgage Loans, the “Mortgage Loans”). These figures are subject to a variance of plus/minus 5%.

Silent Seconds:

The mortgaged properties relating to approximately 27.23% of the first-lien mortgage loans are subject to a second-lien mortgage loan (“Silent Second”) that was originated at the same time as the first-lien mortgage loan.  The weighted average combined original loan-to-value ratio of the mortgage loans, including the Silent Seconds, is 87.31%.

Interest Accrual:

Interest will accrue on the Certificates at the applicable Pass-Through Rate.

Interest on the Certificates will accrue initially from the Closing Date to (but excluding) the first Distribution Date, and thereafter, from the prior Distribution Date to (but excluding) the applicable Distribution Date on an Actual/360 basis.

Pass-Through Rate:

The Class A-1 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class A-1 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 2.0 times the Class A-1 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class A-2 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class A-2 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 2.0 times the Class A-2 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class A-3 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class A-3 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 2.0 times the Class A-3 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class A-4 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class A-4 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 2.0 times the Class A-4 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class A-5 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class A-5 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 2.0 times the Class A-5 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-1 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-1 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-1 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-2 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-2 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-2 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-3 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-3 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-3 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-4 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-4 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-4 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-5 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-5 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-5 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-6 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-6 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-6 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-7 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-7 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-7 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-8 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-8 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-8 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-9 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-9 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-9 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-10 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-10 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-10 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-11 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-11 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-11 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

Net WAC Cap:

For any Distribution Date will be a per annum rate equal to 12 times the quotient of (x) the total scheduled interest on the Mortgage Loans for the related accrual period, net of the sum of (i) Administrative Fees and (ii) any Net Swap Payment or Swap Termination Payment made to the Swap Provider for such Distribution Date, and (y) the aggregate principal balance of the mortgage loans as of the first day of the applicable collection period, expressed on the basis of an assumed 360-day year and the actual number of days elapsed during the related accrual period.

Maximum Rate Cap:

The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to (A) the sum of (x) the weighted average of the Expense Adjusted Net Maximum Mortgage Rates of the Mortgage Loans and (y) the Net Swap Payment made by the Swap Provider, if any, expressed as a percentage of the balance of the Mortgage Loans multiplied by 12 over (B) the Net Swap Payment made to the Swap Provider, if any, expressed as a percentage of the balance of the Mortgage Loans multiplied by 12.

If investor interest payments are limited by the Maximum Rate Cap, they will not be reimbursed.

Net WAC Cap

Carryover Amount:

If on any Distribution Date the pass-through rate on any class or classes of the Senior Certificates, the Mezzanine Certificates or the Subordinate Certificates is limited by the Net WAC Cap, the amount of such interest that would have been distributed if the pass-through rate on the related class or classes of the Senior Certificates,  the Mezzanine Certificates or the Subordinate Certificates had not been so limited by the Net WAC Cap, up to but not exceeding the Maximum Rate Cap, and the aggregate of such shortfalls from previous Distribution Dates together with accrued interest at the related pass-through rate will be carried over to the next Distribution Date until paid (herein referred to as “Carryover”).  Such reimbursement will be paid only on a subordinated basis.  No Carryover will be paid with respect to a class of Certificates once the principal balance has been reduced to zero.

Cap Amount:

For any Distribution Date and Class of Certificates, an amount calculated by multiplying the related Certificate principal balance by the Maximum Rate Cap.

Prepayment Interest

Shortfall:

For any Distribution Date, an amount equal to the interest at the mortgage interest rate for such Mortgage Loan (the “Mortgage Interest Rate”) (net of the related Fees) on the amount of such principal prepayment in full for the number of days commencing on the date on which the principal prepayment in full is applied and ending on the last day of the prior calendar month. The Servicer will cover Prepayment Interest Shortfalls on Mortgage Loans to the extent that this amount does not exceed one-half of its servicing fee for such Distribution Date.  Notwithstanding the foregoing, the Servicer will not cover Prepayment Interest Shortfalls on simple interest loans or second lien mortgage loans or shortfalls relating to principal prepayments in part.

Credit Enhancement:

Consists of the following:

1) Excess Cashflow

2) Net Swap Payments received from the Swap Provider (if any)

3) Overcollateralization Amount

4) Subordination

Excess Cashflow:

For any Distribution Date, the sum of (x) any Overcollateralization Reduction Amount and (y) the excess of the amount on deposit in the collection account that is available to be distributed on the related Distribution Date, net of any Net Swap Payment made by the supplemental interest trust and the Swap Termination Payment, if any, made by the supplemental interest trust, over the sum of (i) the monthly interest accrued and any unpaid interest on the Senior Certificates and the monthly interest accrued on the Mezzanine and Subordinate Certificates, and (ii) the principal remittance amount.

Overcollateralization

Amount:

The “Overcollateralization Amount” (or “O/C”) is equal to the excess of the aggregate principal balance of the Mortgage Loans over the aggregate principal balance of the Senior, Mezzanine, and Subordinate Certificates and the Class P Certificates.  On the Closing Date, the O/C will be equal to approximately 2.70% the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.  To the extent the O/C is reduced below the Overcollateralization Target Amount, Excess Cashflow will be directed to maintain O/C until the Overcollateralization Target Amount is reached.

Overcollateralization

Reduction Amount:

For any Distribution Date, the lesser of (A) the principal remittance amount on such Distribution Date and (B) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the principal remittance amount on such Distribution Date has been distributed) over (ii) the Overcollateralization Target Amount for such Distribution Date.

Overcollateralization

Target Amount:

Prior to the Stepdown Date, the “Overcollateralization Target Amount” is approximately 2.70% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

On or after the Stepdown Date, the Overcollateralization Target Amount is approximately 5.40% of the aggregate principal balance of the Mortgage Loans for the related Distribution Date, subject to a floor equal to 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

If a Trigger Event is in effect on the related Distribution Date, the Overcollateralization Target Amount shall be equal to the Overcollateralization Target Amount for the previous Distribution Date.

Stepdown Date:

The earlier to occur of

(i)  the first Distribution Date following the Distribution Date on which the aggregate principal balance of the Senior Certificates has been reduced to zero; and

(ii)  the later to occur of

  (x)  the Distribution Date occurring in June 2009 and

(y) the first Distribution Date on which the Senior Credit Enhancement Percentage  is greater than or equal to approximately 55.40%.

Senior Credit

Enhancement Percentage:

The “Senior Credit Enhancement Percentage” for a Distribution Date is equal to (i) the sum of (a) the aggregate certificate principal balance of the Mezzanine and Subordinate Certificates and (b) the Overcollateralization Amount divided by (ii) the aggregate principal balance of the Mortgage Loans at the end of the related Due Period.

Trigger Event:

A “Trigger Event” is in effect on any Distribution Date on or after the Stepdown Date, if either (i) the 60+ delinquency percentage exceeds 28.88% of the current Senior Credit Enhancement Percentage or (ii) cumulative realized losses as a percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date for the related Distribution Date are greater than:

Distribution Date	Percentage
June 2008 – May 2009	1.35%
June 2009 – May 2010	3.00%
June 2010 – May 2011	4.75%
June 2011 – May 2012	6.10%
June 2012 and thereafter	6.85%

Expected Credit Support

Percentages:

	Initial Credit Support	After Stepdown Date Expected Support
Senior Certificates	27.70%	55.40%
M-1	22.90%	45.80%
M-2	16.90%	33.80%
M-3	15.05%	30.10%
M-4	12.65%	25.30%
M-5	10.80%	21.60%
M-6	9.45%	18.90%
M-7	7.60%	15.20%
M-8	6.55%	13.10%
M-9	4.90%	9.80%
M-10	3.55%	7.10%
M-11	2.70%	5.40%

Realized Losses:

If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan.  The amount of such insufficiency is a “Realized Loss.”  Realized Losses on the Mortgage Loans will, in effect, be absorbed first by the Excess Cashflow (including certain amounts received by the Swap Administrator from the Swap Agreement, if any), and second by the reduction of the Overcollateralization Amount.  Following the reduction of any Overcollateralization Amount to zero, all allocable Realized Losses will be applied in reverse sequential order, first to the Class M-11 Certificates, then to the Class M-10 Certificates, then to the Class M-9 Certificates, then to the Class M-8 Certificates, then to the Class M-7 Certificates, then to the Class M-6 Certificates, then to the Class M-5 Certificates, then to the Class M-4 Certificates, then to the Class M-3 Certificates, then to the Class M-2 Certificates, then to the Class M-1 Certificates.

Realized Losses will not be allocated to any of the Senior Certificates.

Available Funds:

With respect to any Distribution Date, will be equal to the sum of the following amounts with respect to the Mortgage Loans, net of amounts reimbursable therefrom to the Servicer, the Securities Administrator, the Custodian, the Trust Oversight Manager and the Trustee in respect of expenses and indemnification as described in the Pooling Agreement and amounts reimbursable to the Swap Provider (including any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider but excluding any Swap Termination Payment owed to the Swap Provider resulting from any Swap Termination Payment that is triggered upon a Swap Provider Trigger Event (as defined in the Swap Agreement or Pooling and Servicing Agreement):

1)

the aggregate amount of scheduled monthly payments on the Mortgage Loans due during the related Due Period and received by the related determination date, after deduction of the Servicing Fee, the Custodian Fee, the Trust Oversight Management Fee and the Securities Administrator Fee and any prepayment interest excess for such Distribution Date and any accrued and unpaid Servicing Fees in respect of any prior Distribution Dates;

2)

unscheduled full and partial prepayments for such Mortgage Loans occurring during the related prepayment period (excluding prepayment premiums) and insurance proceeds, condemnation proceeds, net liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for such Mortgage Loans occurring during the calendar month preceding the month of such Distribution Date; and

3)

payments from the Servicer in connection with advances and compensating interest for such Distribution Date.

Principal Paydown:

Senior Certificates:

1)

Principal allocable to the Group I Certificates will be distributed to the Class A-1    Certificates until its certificate principal balance is paid to zero.

2)

Principal allocable to the Group II Certificates will be distributed sequentially to the Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, in that order, to each such class of certificates until the certificate principal balance of each such class has been reduced to zero, provided, however, that if the aggregate certificate balance of the Subordinate and Mezzanine Certificates has been reduced to zero and the O/C is equal to zero, distributions to the Group II Certificates shall be made concurrently to the Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, pro rata, based on certificate principal balance.

In certain limited circumstances described in the prospectus supplement, principal will be distributed to the Senior Certificates from the unrelated loan group, to the extent not received from the related loan group.

1)

Prior to the Stepdown Date or if a Trigger Event is in effect, 100% of principal will be paid to the Senior Certificates based on principal collected in the related loan group, provided, however, if the Senior Certificates have been retired, principal will be applied sequentially in the following order of priority: to i) the Class M-1 Certificates, ii) the Class M-2 Certificates, iii) the Class M-3 Certificates, iv) the Class M-4 Certificates, v) the Class M-5 Certificates, vi) the Class M-6 Certificates, vii) the Class M-7 Certificates, viii) the Class M-8 Certificates, ix) the Class M-9 Certificates x) the Class M-10 Certificates and then xi) the Class M-11 Certificates.

2)

On or after the Stepdown Date and if a Trigger Event is not in effect, all the Offered Certificates will be entitled to receive payments of principal in the following order of priority: first to the Senior Certificates based on the principal collected in the related loan group, such that the Senior Certificates will have at least 55.40% credit enhancement, second to the Class M-1 Certificates such that the Class M-1 Certificates will have at least  45.80% credit enhancement, third to the Class M-2 Certificates such that the Class M-2 Certificates will have at least 33.80% credit enhancement, fourth to the Class M-3 Certificates such that the Class M-3 Certificates will have at least  30.10% credit enhancement, fifth to the Class M-4 Certificates such that the Class M-4 Certificates will have at least 25.30% credit enhancement, sixth to the Class M-5 Certificates such that the Class M-5 Certificates will have at least 21.60% credit enhancement, seventh to the Class M-6 Certificates such that the Class M-6 Certificates will have at least 18.90%  credit enhancement, eighth to the Class M-7 Certificates such that the Class M-7 Certificates will have at least 15.20% credit enhancement, ninth to the Class M-8 Certificates such that the Class M-8 Certificates will have at least 13.10% credit enhancement, tenth to the Class M-9 Certificates such that the Class M-9 Certificates will have at least 9.80% credit enhancement, eleventh to the Class M-10 Certificates such that the Class M-10 Certificates will have at least 7.10% credit enhancement, twelfth to the Class M-11 Certificates such that the Class M-11 Certificates will have at least 5.40% credit enhancement (subject, in each case, to any overcollateralization floors).

Priority of

Distributions:

On each Distribution Date, distributions will be made as follows:

From Available Funds, to pay any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement or Pooling and Servicing Agreement)) owed to the Swap Provider and other fees and expenses of the Trust, including payments, reimbursements and indemnities of the Servicer, the Trustee, the Securities Administrator, the Custodian and the Trust Oversight Manager.

From Available Funds for the related loan group, to pay interest on the related Senior Certificates, pro rata in the care of the Group II Certificates, including any accrued unpaid interest from a prior Distribution Date and then from Available Funds from both loan groups to pay interest excluding any accrued unpaid interest from prior Distribution Dates to the Mezzanine and Subordinate Certificates, sequentially.

From Available Funds for the related loan group, to pay principal on the Senior Certificates, in accordance with the principal payment provisions described above.

From Available Funds, to pay principal on the Mezzanine and Subordinate Certificates, in accordance with the principal payment provisions described above.

From Excess Cashflow, if any, to pay any current Realized Losses to the Mezzanine and Subordinate Certificates, sequentially.

From Excess Cashflow, if any, to the Certificates then entitled to receive distributions in respect of principal an additional payment of principal in order to reduce the Certificate Principal Balance of the Certificates to the extent necessary to maintain the required Overcollateralization Target Amount.

From Excess Cashflow, if any, to pay unpaid interest shortfall amounts to Mezzanine and Subordinate Certificates, sequentially.

From Excess Cashflow, if any, sequentially to the Mezzanine and Subordinate Certificates any Allocated Realized Loss Amounts.

From Excess Cashflow, to the Net WAC Reserve Fund if any, to pay the Net WAC Cap Carryover Amount on the Senior, Mezzanine and Subordinate Certificates in the same order of priority as described below.

From Excess Cashflow, if any, to pay first the Class A Certificates concurrently and then the Mezzanine and Subordinate Certificates sequentially any net prepayment interest shortfalls.

From Excess Cashflow, if any, to pay first the Class A Certificates concurrently and then the Mezzanine and Subordinate Certificates sequentially, any Relief Act Shortfalls.

From Excess Cashflow, if any, certain reimbursements to the transaction parties.

From Excess Cashflow, if any, to pay the Swap Termination Payment (not caused by a Swap Provider Trigger Event) owed to the Swap Provider.

From Excess Cashflow, if any, to pay any remaining amount to the Class C and Class R Certificates in accordance with the Pooling and Servicing Agreement.

From the Swap Account, to pay any current Realized Losses to the Senior, Mezzanine and Subordinate Certificates, sequentially.

From the Swap Account, to pay any principal first, on the Senior Certificates, pro rata, and second, on the Mezzanine and Subordinate Certificates, sequentially, in accordance with the principal payment provisions described above in an amount necessary to maintain the applicable Overcollateralization Target Amount.

From the Swap Account, to pay any unpaid interest on the Senior Certificates, pro rata, including any accrued unpaid interest from a prior Distribution Date and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Mezzanine and Subordinate Certificates, sequentially.

From the Swap Account to pay first the Class A Certificates concurrently and then the Mezzanine and Subordinate Certificates sequentially any net prepayment interest shortfalls.

From the Swap Account, to pay the Net WAC Cap Carryover Amount on the Senior, Mezzanine and Subordinate Certificates remaining unpaid in the same order of priority as described above.

From the Swap Account to pay first the Class A Certificates concurrently and then the Mezzanine and Subordinate Certificates sequentially, and Relief Act Shortfalls.

From the Swap Account certain reimbursements to the transaction parties.

From the Swap Account sequentially to the Mezzanine and Subordinate Certificates, any Allocated Realized Loss Amounts.

Swap Agreement:

On the Closing Date, the Securities Administrator on behalf of the supplemental interest trust will enter into a Swap Agreement with an initial notional amount of $682,879,052.56.  Under the Swap Agreement, the supplemental interest trust will be obligated to pay an amount equal to 5.368% per annum on the notional amount as set forth in the Swap Agreement to the Swap Provider and the supplemental interest trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement from the Swap Provider, until the Swap Agreement is terminated.  Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”).  See the attached schedule.

Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) by the Securities Administrator pursuant to the Pooling and Servicing Agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.

Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination).  The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement.  In the event that the supplemental interest trust is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally, prior to distributions to Certificateholders.

Net WAC Cap Carryover

Reserve Account:

Amounts deposited in the Net WAC Cap Carryover Reserve Account, if any, will be distributed to the Senior, Mezzanine and Subordinate Certificates, any related unpaid Net WAC Cap Carryover Amount (in each case only up to a maximum amount equal to the Cap Amount for the related class) distributed in the following order of priority:

i)

to the Senior Certificates, on a pro rata basis based on their respective Cap Amounts.

ii)

to the Class M-1 Certificates.

iii)

to the Class M-2 Certificates.

iv)

to the Class M-3 Certificates.

v)

to the Class M-4 Certificates.

vi)

to the Class M-5 Certificates.

vii)

to the Class M-6 Certificates.

viii)

to the Class M-7 Certificates.

ix)

to the Class M-8 Certificates.

x)

to the Class M-9 Certificates.

xi)

to the Class M-10 Certificates.

xii)

to the Class M-11 Certificates.

Swap Schedule

Distribution Date	Notional Schedule ($)	Distribution Date	Notional Schedule ($)
June 25, 2006	682,879,052.56	April 25, 2009	37,117,375.10
July 25, 2006	673,425,390.33	May 25, 2009	35,173,493.46
August 25, 2006	661,599,064.76	June 25, 2009	33,941,260.49
September 25, 2006	647,412,490.02	July 25, 2009	32,749,993.86
October 25, 2006	630,900,497.98	August 25, 2009	31,598,221.16
November 25, 2006	612,121,246.35	September 25, 2009	30,484,529.08
December 25, 2006	591,156,840.26	October 25, 2009	29,407,560.71
January 25, 2007	583,915,868.09	November 25, 2009	28,366,013.00
February 25, 2007	558,968,088.98	December 25, 2009	27,358,634.35
March 25, 2007	532,981,324.72	January 25, 2010	26,384,222.30
April 25, 2007	507,506,022.44	February 25, 2010	25,441,621.32
May 25, 2007	483,201,673.75	March 25, 2010	24,529,720.81
June 25, 2007	460,041,119.03
July 25, 2007	437,969,810.88
August 25, 2007	416,935,825.20
September 25, 2007	396,889,734.37
October 25, 2007	377,784,486.59
November 25, 2007	359,547,993.40
December 25, 2007	341,692,017.27
January 25, 2008	318,441,202.06
February 25, 2008	232,632,035.24
March 25, 2008	104,078,209.13
April 25, 2008	96,191,514.25
May 25, 2008	89,385,311.55
June 25, 2008	83,598,421.01
July 25, 2008	78,460,189.46
August 25, 2008	75,073,343.45
September 25, 2008	71,916,049.71
October 25, 2008	68,908,051.25
November 25, 2008	66,041,567.05
December 25, 2008	63,309,249.29
January 25, 2009	60,578,976.45
February 25, 2009	57,942,662.74
March 25, 2009	54,780,620.25

Net WAC Cap and Effective Rate Schedule

Period	Payment Date	Net WAC Cap(%)(1)(2)	Effective Rate(%)(1)(3)	Period	Payment Date	Net WAC Cap (%)(1)(2)	Effective Rate(%)(1)(3)
1	June 25, 2006	10.51	24.44	45	February 25, 2010	11.84	13.88
2	July 25, 2006	8.06	21.92	46	March 25, 2010	13.48	15.44
3	August 25, 2006	7.80	21.73	47	April 25, 2010	12.39	12.39
4	September 25, 2006	7.80	21.61	48	May 25, 2010	12.79	12.79
5	October 25, 2006	8.06	21.57	49	June 25, 2010	12.36	12.36
6	November 25, 2006	7.80	21.30	50	July 25, 2010	12.75	12.75
7	December 25, 2006	8.06	21.22	51	August 25, 2010	12.32	12.32
8	January 25, 2007	7.80	21.26	52	September 25, 2010	12.30	12.30
9	February 25, 2007	7.80	21.02	53	October 25, 2010	12.88	12.88
10	March 25, 2007	8.63	21.11	54	November 25, 2010	12.46	12.46
11	April 25, 2007	7.80	20.50	55	December 25, 2010	12.85	12.85
12	May 25, 2007	8.06	20.35	56	January 25, 2011	12.41	12.41
13	June 25, 2007	7.80	19.99	57	February 25, 2011	12.39	12.39
14	July 25, 2007	8.05	19.86	58	March 25, 2011	13.72	13.72
15	August 25, 2007	7.79	19.49	59	April 25, 2011	12.50	12.50
16	September 25, 2007	7.79	19.25	60	May 25, 2011	12.90	12.90
17	October 25, 2007	8.05	19.14	61	June 25, 2011	12.46	12.46
18	November 25, 2007	7.79	18.78	62	July 25, 2011	12.85	12.85
19	December 25, 2007	8.05	18.67	63	August 25, 2011	12.41	12.41
20	January 25, 2008	7.80	18.17	64	September 25, 2011	12.40	12.40
21	February 25, 2008	8.10	16.02	65	October 25, 2011	12.80	12.80
22	March 25, 2008	9.25	12.90	66	November 25, 2011	12.36	12.36
23	April 25, 2008	8.72	12.36	67	December 25, 2011	12.75	12.75
24	May 25, 2008	9.01	12.52	68	January 25, 2012	12.32	12.32
25	June 25, 2008	8.71	12.19	69	February 25, 2012	12.30	12.30
26	July 25, 2008	9.01	12.36	70	March 25, 2012	13.13	13.13
27	August 25, 2008	9.00	12.36	71	April 25, 2012	12.27	12.27
28	September 25, 2008	9.55	12.87	72	May 25, 2012	12.65	12.65
29	October 25, 2008	9.93	13.18	73	June 25, 2012	12.22	12.22
30	November 25, 2008	9.61	12.87	74	July 25, 2012	12.60	12.60
31	December 25, 2008	9.92	13.11
32	January 25, 2009	9.60	12.80
33	February 25, 2009	9.88	13.04
34	March 25, 2009	11.54	14.50
35	April 25, 2009	10.68	12.84
36	May 25, 2009	11.03	13.12
37	June 25, 2009	10.67	12.77
38	July 25, 2009	11.02	13.10
39	August 25, 2009	10.93	13.02
40	September 25, 2009	11.45	13.54
41	October 25, 2009	12.09	14.14
42	November 25, 2009	11.70	13.77
43	December 25, 2009	12.07	14.11
44	January 25, 2010	11.67	13.72

(1) Assumes 1-month LIBOR and 6-month LIBOR instantaneously increase and remain at 20.00%.

(2) As a result of the assumption that 1-month LIBOR and 6-month LIBOR are at 20.00%, the indicated Net WAC Cap reflects no amounts paid to the Swap Counterparty.

(3) The effective available funds cap rate (the “Effective Rate”) is a per annum rate equal to the sum of (A) the product of (i) 30 divided by the actual number of days in the Interest Accrual Period for the Certificates and (ii)  the weighted average Net Mortgage Rate of the mortgage loans plus (B) the net swap payment owed to the trust, if any, divided by the aggregate principal balance of the mortgage loans as of the first day of the applicable collection period multiplied by 360 divided by actual number of days.

Prepayment Speed Sensitivity Table (To Call)

Prepayment Speed	0%	50%	100%	150%	200%
Class A-2
WAL (yrs)	18.96	1.70	1.00	0.72	0.57
Principal Window (months)	1 - 319	1 - 40	1 - 22	1 - 16	1 - 12
# of months of principal payment	319	40	22	16	12
Class A-3
WAL (yrs)	28.29	4.21	2.00	1.50	1.13
Principal Window (months)	319 - 356	40 - 69	22 - 28	16 - 20	12 - 16
# of months of principal payment	38	30	7	5	5
Class A-4
WAL (yrs)	29.71	8.79	2.99	1.80	1.46
Principal Window (months)	356 - 357	69 - 155	28 - 74	20 - 24	16 - 20
# of months of principal payment	2	87	47	5	5
Class A-5
WAL (yrs)	29.73	12.90	6.15	2.00	1.65
Principal Window (months)	357 - 357	155 - 155	74 - 74	24 - 25	20 - 21
# of months of principal payment	1	1	1	2	2

Prepayment Speed	0%	50%	100%	150%	200%
Class M-1
WAL (yrs)	29.40	8.46	5.26	3.29	2.00
Principal Window (months)	329 - 357	49 - 155	54 - 74	26 - 45	21 - 30
# of months of principal payment	29	107	21	20	10
Class M-2
WAL (yrs)	29.40	8.46	4.72	3.58	2.47
Principal Window (months)	329 - 357	49 - 155	46 - 74	38 - 45	28 - 30
# of months of principal payment	29	107	29	8	3
Class M-3
WAL (yrs)	29.40	8.46	4.52	3.22	2.30
Principal Window (months)	329 - 357	49 - 155	44 - 74	36 - 45	26 - 30
# of months of principal payment	29	107	31	10	5
Class M-4
WAL (yrs)	29.40	8.46	4.45	3.08	2.19
Principal Window (months)	329 - 357	49 - 155	42 - 74	33 - 45	24 - 30
# of months of principal payment	29	107	33	13	7
Class M-5
WAL (yrs)	29.40	8.46	4.40	2.98	2.11
Principal Window (months)	329 - 357	49 - 155	41 - 74	32 - 45	24 - 30
# of months of principal payment	29	107	34	14	7
Class M-6
WAL (yrs)	29.40	8.46	4.37	2.92	2.09
Principal Window (months)	329 - 357	49 - 155	40 - 74	31 - 45	23 - 30
# of months of principal payment	29	107	35	15	8
Class M-7
WAL (yrs)	29.40	8.46	4.34	2.87	2.06
Principal Window (months)	329 - 357	49 - 155	39 - 74	30 - 45	23 - 30
# of months of principal payment	29	107	36	16	8
Class M-8
WAL (yrs)	29.40	8.46	4.31	2.83	2.06
Principal Window (months)	329 - 357	49 - 155	39 - 74	29 - 45	23 - 30
# of months of principal payment	29	107	36	17	8
Class M-9
WAL (yrs)	29.40	8.46	4.29	2.81	2.03
Principal Window (months)	329 - 357	49 - 155	38 - 74	28 - 45	22 - 30
# of months of principal payment	29	107	37	18	9

Prepayment Speed Sensitivity Table (To Maturity)

Prepayment Speed	0%	50%	100%	150%	200%
Class A-2
WAL (yrs)	18.96	1.70	1.00	0.72	0.57
Principal Window (months)	1 - 319	1 - 40	1 - 22	1 - 16	1 - 12
# of months of principal payment	319	40	22	16	12
Class A-3
WAL (yrs)	28.29	4.21	2.00	1.50	1.13
Principal Window (months)	319 - 356	40 - 69	22 - 28	16 - 20	12 - 16
# of months of principal payment	38	30	7	5	5
Class A-4
WAL (yrs)	29.72	8.81	3.00	1.80	1.46
Principal Window (months)	356 - 358	69 - 165	28 - 77	20 - 24	16 - 20
# of months of principal payment	3	97	50	5	5
Class A-5
WAL (yrs)	29.81	17.51	8.10	2.00	1.65
Principal Window (months)	358 - 358	165 - 297	77 - 136	24 - 25	20 - 21
# of months of principal payment	1	133	60	2	2

Prepayment Speed	0%	50%	100%	150%	200%
Class M-1
WAL (yrs)	29.41	9.41	5.79	5.05	2.91
Principal Window (months)	329 - 358	49 - 300	54 - 160	26 - 116	21 - 81
# of months of principal payment	30	252	107	91	61
Class M-2
WAL (yrs)	29.41	9.39	5.23	4.01	3.03
Principal Window (months)	329 - 358	49 - 290	46 - 152	38 - 95	28 - 65
# of months of principal payment	30	242	107	58	38
Class M-3
WAL (yrs)	29.41	9.36	5.01	3.52	2.51
Principal Window (months)	329 - 358	49 - 274	44 - 141	36 - 87	26 - 60
# of months of principal payment	30	226	98	52	35
Class M-4
WAL (yrs)	29.41	9.34	4.93	3.37	2.39
Principal Window (months)	329 - 358	49 - 268	42 - 137	33 - 84	24 - 58
# of months of principal payment	30	220	96	52	35
Class M-5
WAL (yrs)	29.41	9.31	4.85	3.26	2.30
Principal Window (months)	329 - 358	49 - 258	41 - 130	32 - 80	24 - 55
# of months of principal payment	30	210	90	49	32
Class M-6
WAL (yrs)	29.41	9.27	4.80	3.19	2.27
Principal Window (months)	329 - 358	49 - 248	40 - 125	31 - 77	23 - 52
# of months of principal payment	30	200	86	47	30
Class M-7
WAL (yrs)	29.41	9.23	4.74	3.12	2.23
Principal Window (months)	329 - 358	49 - 240	39 - 120	30 - 73	23 - 50
# of months of principal payment	30	192	82	44	28
Class M-8
WAL (yrs)	29.41	9.17	4.68	3.06	2.21
Principal Window (months)	329 - 358	49 - 227	39 - 112	29 - 68	23 - 46
# of months of principal payment	30	179	74	40	24
Class M-9
WAL (yrs)	29.41	9.08	4.61	3.00	2.16
Principal Window (months)	329 - 358	49 - 218	38 - 107	28 - 65	22 - 44
# of months of principal payment	30	170	70	38	23

EXCESS SPREAD (1,2)

Period	STATIC Excess Spread (%)	FORWARD Excess Spread (%)	FWD 1 Month LIBOR (%)	FWD 6 Month LIBOR (%)	Period	STATIC Excess Spread (%)	FORWARD Excess Spread (%)	FWD 1 Month LIBOR (%)	FWD 6 Month LIBOR (%)
1	3.86	3.86	5.081	5.297	46	5.15	5.05	5.379	5.483
2	2.58	2.58	5.182	5.337	47	4.70	4.54	5.381	5.499
3	2.57	2.56	5.254	5.362	48	4.86	4.72	5.383	5.514
4	2.57	2.56	5.261	5.374	49	4.68	4.45	5.458	5.529
5	2.59	2.58	5.326	5.384	50	4.85	4.62	5.460	5.532
6	2.57	2.55	5.347	5.374	51	4.66	4.44	5.464	5.536
7	2.59	2.58	5.295	5.359	52	4.65	4.44	5.467	5.538
8	2.57	2.55	5.331	5.356	53	4.82	4.62	5.471	5.539
9	2.57	2.55	5.326	5.346	54	4.64	4.42	5.473	5.542
10	2.65	2.63	5.323	5.337	55	4.80	4.60	5.475	5.544
11	2.57	2.55	5.263	5.330	56	4.62	4.40	5.478	5.547
12	2.60	2.58	5.267	5.331	57	4.61	4.40	5.480	5.550
13	2.57	2.54	5.274	5.332	58	5.14	4.97	5.481	5.552
14	2.61	2.58	5.273	5.332	59	4.62	4.40	5.485	5.556
15	2.57	2.54	5.273	5.331	60	4.78	4.58	5.486	5.558
16	2.57	2.54	5.273	5.332	61	4.60	4.37	5.493	5.561
17	2.62	2.58	5.272	5.329	62	4.77	4.55	5.495	5.562
18	2.57	2.53	5.272	5.329	63	4.59	4.36	5.496	5.564
19	2.63	2.58	5.271	5.328	64	4.59	4.36	5.497	5.565
20	2.59	2.54	5.271	5.330	65	4.76	4.55	5.498	5.565
21	2.90	2.82	5.271	5.332	66	4.57	4.35	5.500	5.566
22	3.77	3.65	5.268	5.334	67	4.74	4.53	5.500	5.566
23	3.58	3.44	5.268	5.337	68	4.55	4.33	5.501	5.583
24	3.70	3.57	5.267	5.339	69	4.54	4.32	5.502	5.595
25	3.56	3.41	5.283	5.342	70	4.88	4.70	5.502	5.610
26	3.71	3.56	5.282	5.341	71	4.52	4.32	5.503	5.625
27	3.85	3.70	5.283	5.341	72	4.68	4.50	5.503	5.639
28	4.32	4.18	5.282	5.340	73	4.50	4.21	5.585	5.654
29	4.51	4.38	5.281	5.339	74	4.66	4.39	5.585	5.655
30	4.37	4.23	5.282	5.338
31	4.50	4.37	5.280	5.338
32	4.36	4.23	5.280	5.350
33	4.40	4.28	5.279	5.364
34	4.85	4.77	5.277	5.380
35	4.64	4.53	5.278	5.395
36	4.80	4.69	5.277	5.411
37	4.64	4.46	5.361	5.430
38	4.63	4.45	5.363	5.431
39	4.52	4.35	5.367	5.434
40	4.55	4.40	5.369	5.436
41	4.87	4.74	5.371	5.436
42	4.72	4.58	5.373	5.438
43	4.86	4.73	5.375	5.440
44	4.70	4.56	5.378	5.454
45	4.70	4.55	5.379	5.470

(1)      Assumes the pricing prepayment speed to call.

(2)

Calculated, for the related period, as (a) interest collections on the Mortgage Loans (net of the Servicing Fee, the Custodian Fee, Securities Administrator Fee, and Trust Oversight Manager Fee), less the amount of interest accrued at the related Pass-Through Rate and paid on the related Distribution Date on the Certificates plus swap payments received from the Swap Provider minus swap payments owed to the Swap Provider divided by (b) the aggregate principal balance of the Mortgage Loans as of the beginning period and multiplied by (c) 12.

Breakeven Losses

	30% Loss Severity		40% Loss Severity		50% Loss Severity
	CDR (a) Break %	Cum Loss %	CDR (a) Break %	Cum Loss %	CDR (a) Break %	Cum Loss %
M-1	70.0	24.6	42.5	25.8	30.4	26.6
M-2	44.0	19.7	29.0	20.7	21.6	21.3
M-3	37.9	18.2	25.5	19.0	19.2	19.6
M-4	31.2	16.2	21.5	17.0	16.4	17.5
M-5	26.6	14.7	18.6	15.3	14.3	15.8
M-6	23.5	13.5	16.7	14.2	12.9	14.6
M-7	19.5	11.9	14.1	12.5	11.0	12.8
M-8	17.4	11.0	12.6	11.4	9.9	11.8
M-9	14.2	9.4	10.4	9.8	8.2	10.1

Assumptions:

(1)

Pricing Prepayment Assumption, default is in addition to voluntary prepay

(2)

Forward LIBOR

(3)

12 month recovery lag

(4)

100% Servicer advance of delinquent principal and interest

(5)

To maturity

(6)

Trigger Event is in effect for every Distribution Date on or after the Stepdown Date

(7)

‘Break’ is first dollar of principal loss

Footnotes:

(a)

Constant Default Rate (“CDR”) is an annualized rate based upon an assumed constant monthly default rate of a pool of Mortgage Loans

Total Mortgage Loan Statistics

As of the Cut-off Date

Summary Statistics		Minimum	Maximum
Scheduled Principal Balance	$718,064,802	$16,573	$786,492
Average Scheduled Principal Balance	$201,590
Number of Mortgage Loans	3,562

Weighted Average Gross Coupon	8.582%	5.399%	13.600%
Weighted Average FICO Score	614	470	814
Weighted Average Combined Original LTV	82.21%	20.59%	100.00%
Weighted Average DTI	42.24%	7.03%	54.99%

Weighted Average Original Term	359	120	360
Weighted Average Stated Remaining Term	356	113	359
Weighted Average Seasoning	3	1	10

Weighted Average Gross Margin	6.242%	2.129%	12.100%
Weighted Average Minimum Interest Rate	8.632%	6.100%	13.600%
Weighted Average Maximum Interest Rate	15.633%	13.100%	20.600%
Weighted Average Initial Rate Cap	1.499%	1.000%	1.500%
Weighted Average Subsequent Rate Cap	1.499%	1.000%	1.500%
Weighted Average Months to Roll	24	14	59

Maturity Date		October 1, 2015	April 1, 2036
Maximum Zip Code Concentration	11207(0.45%)

ARM	86.51%
Fixed Rate	13.49%

Interest Only	7.21%	Single Family	66.63%
Not Interest Only	92.79%	Multi Family	16.62%
Weighted Average IO Term	60	Townhouse	0.55%
		Condo	6.35%
First Lien	99.97%	PUD	9.81%
Second Lien	0.03%	Modular Housing	0.03%

Full Documentation	39.62%	Top 5 States:
Alt1 Documentation	0.76%	California	15.50%
Stated Income	59.62%	New York	10.71%
		Illinois	9.09%
Purchase	35.61%	Florida	9.04%
Cash Out Refinance	62.72%	New Jersey	6.29%
Rate/Term Refinance	1.65%
Construction Permanent	0.02%

Primary	90.67%
Investment	8.10%
Second / Vacation	1.23%

Current Principal Balance	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
50,000 or less	106	4,399,035.17	0.61	9.232	322	68.11	583	32.06
50,001 - 100,000	619	47,127,453.53	6.56	9.218	348	82.91	587	38.77
100,001 - 150,000	799	99,955,766.96	13.92	8.888	354	82.79	589	41.41
150,001 - 200,000	632	110,245,731.00	15.35	8.618	357	82.01	604	42.01
200,001 - 250,000	430	96,359,906.91	13.42	8.620	357	81.84	609	42.37
250,001 - 300,000	294	81,258,139.20	11.32	8.455	357	81.60	612	42.68
300,001 - 350,000	219	70,920,100.98	9.88	8.466	357	81.54	615	43.64
350,001 - 400,000	168	63,022,991.50	8.78	8.416	356	81.84	629	43.01
400,001 - 450,000	105	44,778,854.71	6.24	8.325	357	83.06	639	43.42
450,001 - 500,000	93	44,289,835.04	6.17	8.325	357	83.35	634	43.41
500,001 - 550,000	38	19,938,170.76	2.78	7.950	357	84.61	676	43.35
550,001 - 600,000	37	21,265,539.53	2.96	8.339	357	82.50	646	42.98
600,001 - 650,000	12	7,528,733.03	1.05	8.365	357	84.55	649	41.99
650,001 - 700,000	7	4,772,627.40	0.66	8.649	356	82.85	626	37.58
700,001 - 750,000	2	1,415,424.29	0.20	8.970	357	77.48	662	44.00
750,001 - 800,000	1	786,492.21	0.11	8.250	358	75.00	760	40.31
Total:	3,562	718,064,802.22	100.00	8.582	356	82.21	614	42.24

Current Gross Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
5.000 - 5.499	1	478,926.69	0.07	5.399	358	75.00	680	51.51
5.500 - 5.999	10	2,138,562.70	0.30	5.898	355	78.08	714	39.95
6.000 - 6.499	25	5,586,291.20	0.78	6.302	354	78.74	662	46.45
6.500 - 6.999	149	34,915,675.01	4.86	6.869	351	79.41	678	42.13
7.000 - 7.499	225	58,525,498.57	8.15	7.315	356	80.37	665	43.94
7.500 - 7.999	559	131,081,256.74	18.25	7.810	356	80.45	642	42.07
8.000 - 8.499	434	103,187,942.71	14.37	8.297	356	81.65	625	42.45
8.500 - 8.999	890	173,795,656.94	24.20	8.820	356	82.50	602	42.00
9.000 - 9.499	378	67,572,076.68	9.41	9.277	356	83.59	585	41.94
9.500 - 9.999	640	107,035,491.05	14.91	9.781	356	84.75	569	42.08
10.000 - 10.499	117	16,954,397.86	2.36	10.274	356	86.71	558	42.77
10.500 - 10.999	102	13,975,511.49	1.95	10.803	353	84.08	563	38.75
11.000 - 11.499	15	1,394,350.82	0.19	11.213	358	81.06	542	39.09
11.500 - 11.999	11	984,952.48	0.14	11.709	355	87.83	601	43.41
12.000 - 12.499	4	242,947.43	0.03	12.057	357	90.47	574	40.30
12.500 - 12.999	1	99,882.89	0.01	12.990	177	100.00	728	43.38
13.500 - 13.999	1	95,380.96	0.01	13.600	359	90.00	572	44.53
Total:	3,562	718,064,802.22	100.00	8.582	356	82.21	614	42.24

FICO	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
450 - 474	1	87,701.57	0.01	9.450	357	66.67	470	22.64
475 - 499	5	1,096,289.39	0.15	8.845	357	67.74	487	45.78
500 - 524	518	79,885,004.92	11.13	9.298	355	79.83	511	41.44
525 - 549	439	72,736,397.67	10.13	9.195	356	79.42	537	42.18
550 - 574	368	68,982,879.79	9.61	8.969	355	81.67	562	42.05
575 - 599	445	88,635,688.81	12.34	8.840	355	83.07	587	42.22
600 - 624	392	82,900,704.89	11.55	8.651	356	83.27	611	42.28
625 - 649	464	101,228,197.50	14.10	8.342	355	82.94	637	42.48
650 - 674	367	82,743,662.36	11.52	8.178	355	82.70	662	42.74
675 - 699	242	58,513,929.71	8.15	7.924	356	82.81	686	42.30
700 - 724	166	42,784,840.41	5.96	7.879	357	84.18	711	42.70
725 - 749	76	19,107,992.70	2.66	7.849	355	83.00	737	41.94
750 - 774	48	13,492,729.00	1.88	7.704	357	83.35	763	42.45
775 - 799	24	4,678,392.30	0.65	7.711	354	83.92	785	42.10
800 - 824	7	1,190,391.20	0.17	7.814	357	93.30	810	33.03
Total:	3,562	718,064,802.22	100.00	8.582	356	82.21	614	42.24

Combined Original LTV	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
0.01 - 50.00	84	9,714,839.55	1.35	8.352	344	40.36	567	40.19
50.01 - 55.00	30	4,982,126.85	0.69	8.160	352	52.76	568	40.32
55.01 - 60.00	53	9,039,779.70	1.26	8.249	347	58.62	570	40.54
60.01 - 65.00	98	16,961,777.87	2.36	8.381	356	63.49	577	40.96
65.01 - 70.00	142	27,285,756.73	3.80	8.557	353	68.60	573	40.98
70.01 - 75.00	218	43,317,409.38	6.03	8.485	356	74.17	594	41.75
75.01 - 80.00	1,193	271,757,477.21	37.85	8.269	356	79.83	642	42.42
80.01 - 85.00	637	128,391,212.37	17.88	8.848	356	84.52	583	42.34
85.01 - 90.00	665	127,811,973.07	17.80	9.040	356	89.68	595	42.16
90.01 - 95.00	189	35,610,171.36	4.96	8.829	354	94.63	629	42.49
95.01 - 100.00	253	43,192,278.13	6.02	8.574	356	99.76	653	43.57
Total:	3,562	718,064,802.22	100.00	8.582	356	82.21	614	42.24

Original Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
120	6	347,924.55	0.05	7.924	118	60.69	628	33.24
180	48	3,353,767.25	0.47	8.867	177	72.68	597	37.78
240	27	2,576,611.78	0.36	8.118	238	78.80	617	34.36
300	3	231,749.39	0.03	7.987	298	88.72	611	41.54
360	3,478	711,554,749.25	99.09	8.583	357	82.28	614	42.29
Total:	3,562	718,064,802.22	100.00	8.582	356	82.21	614	42.24

Remaining Term to Stated Maturity (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
61 - 120	6	347,924.55	0.05	7.924	118	60.69	628	33.24
121 - 180	48	3,353,767.25	0.47	8.867	177	72.68	597	37.78
181 - 240	27	2,576,611.78	0.36	8.118	238	78.80	617	34.36
241 - 300	3	231,749.39	0.03	7.987	298	88.72	611	41.54
301 - 360	3,478	711,554,749.25	99.09	8.583	357	82.28	614	42.29
Total:	3,562	718,064,802.22	100.00	8.582	356	82.21	614	42.24

Debt Ratio	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
0.01 - 20.00	62	10,104,190.12	1.41	8.803	347	81.17	606	16.10
20.01 - 25.00	105	12,751,703.63	1.78	8.850	349	82.33	595	22.55
25.01 - 30.00	138	16,581,708.10	2.31	8.872	355	81.45	586	27.80
30.01 - 35.00	264	38,600,533.95	5.38	8.676	354	81.56	596	32.75
35.01 - 40.00	455	83,247,957.13	11.59	8.572	354	81.89	611	37.85
40.01 - 45.00	1,777	408,680,525.24	56.91	8.576	356	81.18	627	43.49
45.01 - 50.00	678	130,304,136.80	18.15	8.580	356	85.50	587	48.23
50.01 - 55.00	83	17,794,047.25	2.48	8.009	356	85.96	613	52.99
Total:	3,562	718,064,802.22	100.00	8.582	356	82.21	614	42.24

ARM/FRM	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
ARM	2,870	621,227,455.01	86.51	8.632	357	82.41	614	42.37
Fixed Rate	692	96,837,347.21	13.49	8.262	347	80.92	613	41.35
Total:	3,562	718,064,802.22	100.00	8.582	356	82.21	614	42.24

Product	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
2/28 ARM	811	151,100,951.71	21.04	8.829	357	81.81	601	41.91
2/28 ARM Balloon	1,239	305,368,449.28	42.53	8.539	357	82.03	612	42.71
2/28 ARM IO	107	33,022,956.54	4.60	7.562	357	81.52	686	42.49
3/27 ARM	398	63,921,379.44	8.90	9.275	358	83.71	598	41.45
3/27 ARM Balloon	177	38,568,946.30	5.37	8.775	358	84.13	618	42.40
3/27 ARM IO	44	11,932,972.00	1.66	7.657	358	79.37	676	44.16
5/25 ARM	48	6,986,263.50	0.97	8.845	358	88.33	610	42.87
5/25 ARM Balloon	34	7,642,471.37	1.06	8.716	357	88.94	625	41.98
5/25 ARM IO	12	2,683,064.87	0.37	7.549	357	95.42	674	41.77
Fixed	545	65,428,731.47	9.11	8.441	342	79.63	606	40.07
Fixed IO	14	4,115,669.97	0.57	7.422	358	85.94	676	45.42
15/30 Fixed Balloon	5	216,834.64	0.03	11.641	176	99.10	688	43.16
30/40 Fixed Balloon	128	27,076,111.13	3.77	7.930	356	83.14	618	43.81
Total:	3,562	718,064,802.22	100.00	8.582	356	82.21	614	42.24

Interest Only	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Not Interest Only	3,385	666,310,138.84	92.79	8.661	355	82.22	609	42.17
Interest Only	177	51,754,663.38	7.21	7.572	357	82.10	683	43.07
Total:	3,562	718,064,802.22	100.00	8.582	356	82.21	614	42.24

Interest Only Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
None	3,385	666,310,138.84	92.79	8.661	355	82.22	609	42.17
60	177	51,754,663.38	7.21	7.572	357	82.10	683	43.07
Total:	3,562	718,064,802.22	100.00	8.582	356	82.21	614	42.24

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
None	1,014	199,624,651.13	27.80	8.857	355	82.54	612	42.74
6	57	12,963,792.04	1.81	8.473	357	82.72	637	40.39
12	303	91,877,561.55	12.80	8.057	356	79.24	634	42.86
18	30	6,454,526.97	0.90	7.856	356	81.39	657	44.36
24	620	133,905,393.65	18.65	8.548	356	81.09	612	41.46
30	19	3,336,223.86	0.46	8.694	357	84.81	568	44.22
36	879	171,400,166.97	23.87	8.666	357	82.62	610	42.03
42	6	1,040,750.44	0.14	7.504	315	82.82	641	28.63
48	17	2,596,193.07	0.36	8.603	349	86.17	578	39.60
54	2	233,324.78	0.03	8.847	357	89.66	590	41.21
60	615	94,632,217.76	13.18	8.482	352	85.01	603	42.30
Total:	3,562	718,064,802.22	100.00	8.582	356	82.21	614	42.24

Lien	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
First	3,557	717,847,967.58	99.97	8.582	356	82.21	614	42.24
Second	5	216,834.64	0.03	11.641	176	99.10	688	43.16
Total:	3,562	718,064,802.22	100.00	8.582	356	82.21	614	42.24

Documentation Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Full Documentation	1,712	284,484,238.44	39.62	8.652	355	85.31	583	42.28
Alt1 Documentation	26	5,447,204.99	0.76	8.403	359	78.42	617	39.36
Stated Income	1,824	428,133,358.79	59.62	8.539	356	80.20	634	42.25
Total:	3,562	718,064,802.22	100.00	8.582	356	82.21	614	42.24

Loan Purpose	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Purchase	1,207	255,702,506.87	35.61	8.492	357	83.63	652	42.58
Construction Permanent	2	127,711.15	0.02	8.297	357	80.51	657	34.13
Cash-Out Refinance	2,276	450,395,870.91	62.72	8.634	355	81.37	593	42.03
Rate / Term Refinance	77	11,838,713.29	1.65	8.579	337	83.82	582	42.64
Total:	3,562	718,064,802.22	100.00	8.582	356	82.21	614	42.24

Property Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Single Family	2,576	478,481,200.11	66.63	8.672	355	82.45	601	41.99
Multi Family	441	119,374,136.02	16.62	8.267	357	80.82	653	42.87
Townhouse	27	3,926,441.86	0.55	8.679	357	82.15	619	42.67
Condo	221	42,090,972.48	5.86	8.476	356	82.56	640	42.77
Condo High Rise	10	2,987,118.62	0.42	8.549	357	79.66	644	43.92
Condo Mid Rise	1	483,748.68	0.07	8.350	358	84.91	603	44.92
PUD	284	70,471,667.47	9.81	8.567	357	82.79	616	42.41
MOD	2	249,516.98	0.03	8.875	359	90.75	602	49.79
Total:	3,562	718,064,802.22	100.00	8.582	356	82.21	614	42.24

Occupancy Status	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Primary	3,192	651,076,205.24	90.67	8.556	356	82.19	609	42.36
Investment	329	58,128,037.32	8.10	8.841	356	82.05	663	40.92
Second/Vacation	41	8,860,559.66	1.23	8.812	357	85.02	665	41.40
Total:	3,562	718,064,802.22	100.00	8.582	356	82.21	614	42.24

Credit Grade	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
A+	1,107	261,294,339.54	36.39	8.033	356	83.20	679	42.39
A	1,720	329,459,985.76	45.88	8.843	355	83.10	584	42.38
A-	376	67,481,543.28	9.40	8.951	356	81.22	568	41.85
B	239	40,337,646.86	5.62	9.101	355	75.91	550	41.57
C	111	18,252,692.38	2.54	9.171	356	71.31	544	40.56
C-	9	1,238,594.40	0.17	9.359	358	57.92	540	39.57
Total:	3,562	718,064,802.22	100.00	8.582	356	82.21	614	42.24

State	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Alabama	104	11,796,977.09	1.64	9.071	353	85.65	609	41.51
Alaska	1	181,629.66	0.03	9.750	358	90.00	514	47.84
Arizona	105	21,461,180.17	2.99	8.623	357	82.18	601	41.51
Arkansas	14	1,131,271.64	0.16	9.243	354	85.35	594	32.28
California	352	111,310,757.42	15.50	8.276	357	79.35	632	41.97
Colorado	44	7,191,466.90	1.00	8.256	357	82.81	630	41.31
Connecticut	48	10,028,348.31	1.40	8.776	355	80.72	627	41.71
Delaware	8	1,851,186.97	0.26	8.843	356	81.36	572	43.83
District Of Columbia	10	2,964,225.87	0.41	8.250	357	74.90	638	43.44
Florida	336	64,896,930.59	9.04	8.651	357	81.41	608	41.99
Georgia	125	19,109,722.00	2.66	8.850	353	84.08	604	41.05
Hawaii	11	3,785,473.03	0.53	7.842	357	83.45	668	42.68
Idaho	10	1,023,587.54	0.14	8.730	356	88.14	592	41.59
Illinois	323	65,288,132.41	9.09	8.729	357	83.56	621	43.16
Indiana	96	11,758,130.10	1.64	9.066	355	87.93	581	39.21
Iowa	30	3,136,737.74	0.44	9.342	357	83.82	551	39.05
Kansas	25	3,544,985.16	0.49	8.976	354	90.45	585	39.08
Kentucky	33	3,747,797.88	0.52	9.172	351	86.48	561	40.65
Louisiana	12	1,402,088.75	0.20	8.538	357	84.79	607	41.35
Maine	8	1,557,588.86	0.22	8.265	358	82.66	630	45.61
Maryland	117	29,197,754.47	4.07	8.733	356	82.88	602	42.44
Massachusetts	84	24,127,800.14	3.36	8.565	355	79.83	631	44.12
Michigan	87	9,899,119.36	1.38	9.221	355	84.81	586	39.61
Minnesota	21	3,879,261.19	0.54	8.719	346	83.72	598	40.51
Mississippi	16	2,245,148.51	0.31	8.861	353	87.93	634	42.92
Missouri	93	13,306,445.50	1.85	9.334	355	86.35	583	41.73
Montana	4	718,483.65	0.10	8.967	358	79.48	568	40.12
Nebraska	6	652,738.05	0.09	9.502	357	82.15	578	44.14
Nevada	59	12,923,726.03	1.80	8.355	357	79.51	630	42.13
New Hampshire	8	1,906,592.99	0.27	9.053	357	77.84	594	42.27
New Jersey	157	45,175,988.87	6.29	8.488	356	82.87	631	43.53
New Mexico	33	5,001,405.72	0.70	8.662	355	85.42	616	40.92
New York	248	76,923,614.93	10.71	8.039	356	78.92	630	43.26
North Carolina	40	4,586,094.25	0.64	9.156	357	83.18	585	40.64
Ohio	193	28,820,191.47	4.01	8.794	356	87.90	597	42.80
Oklahoma	38	3,071,767.59	0.43	8.809	339	82.21	572	38.78
Oregon	33	6,950,869.18	0.97	8.556	355	83.97	609	42.82
Pennsylvania	85	13,119,145.91	1.83	8.872	354	85.57	589	41.51
Rhode Island	14	3,240,008.44	0.45	8.388	356	79.95	625	44.95
South Carolina	10	1,147,709.10	0.16	9.184	356	81.05	551	37.76
South Dakota	1	114,625.54	0.02	8.999	356	83.76	529	41.79
Tennessee	83	9,376,245.28	1.31	8.812	350	86.17	581	39.82
Texas	172	19,238,697.50	2.68	8.856	340	83.79	595	40.89
Utah	43	7,134,754.66	0.99	8.685	357	82.70	623	42.57
Vermont	3	573,875.73	0.08	9.040	357	72.92	545	41.99
Virginia	97	24,067,653.32	3.35	8.580	356	80.72	603	43.81
Washington	83	17,773,437.56	2.48	8.540	357	83.55	592	40.78
West Virginia	7	1,075,481.59	0.15	9.013	356	85.21	613	42.68
Wisconsin	27	3,750,849.37	0.52	9.498	357	86.76	586	41.79
Wyoming	5	897,098.23	0.12	9.151	356	86.18	582	43.68
Total:	3,562	718,064,802.22	100.00	8.582	356	82.21	614	42.24
Gross Margin (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
2.000 - 2.499	1	129,750.00	0.02	6.999	358	75.00	701	47.35
2.500 - 2.999	10	2,274,578.50	0.37	7.929	359	82.03	629	44.23
3.000 - 3.499	77	16,719,435.06	2.69	7.721	357	80.28	657	41.96
3.500 - 3.999	60	15,363,264.08	2.47	7.321	357	80.14	674	43.82
4.000 - 4.499	118	32,232,630.94	5.19	7.715	358	79.32	653	43.15
4.500 - 4.999	188	47,960,658.01	7.72	8.100	358	80.65	634	42.62
5.000 - 5.499	297	67,835,373.71	10.92	8.350	357	81.40	622	42.14
5.500 - 5.999	335	78,503,313.99	12.64	8.409	357	81.87	628	42.63
6.000 - 6.499	439	95,213,942.40	15.33	8.464	357	82.08	617	42.55
6.500 - 6.999	363	77,060,147.55	12.40	8.804	357	83.17	606	42.09
7.000 - 7.499	443	91,984,931.21	14.81	8.992	357	84.02	598	42.25
7.500 - 7.999	225	41,008,248.73	6.60	9.363	357	83.98	576	41.85
8.000 - 8.499	239	42,402,738.33	6.83	9.755	357	84.23	574	42.35
8.500 - 8.999	46	8,489,026.24	1.37	9.930	357	87.65	580	42.24
9.000 - 9.499	16	2,823,544.87	0.45	10.894	357	83.73	572	35.24
9.500 - 9.999	5	508,414.08	0.08	11.037	358	77.16	555	42.09
10.000 - 10.499	4	439,557.77	0.07	11.870	358	90.58	674	42.78
10.500 - 10.999	3	182,518.58	0.03	12.072	357	95.92	583	39.95
12.000 - 12.499	1	95,380.96	0.02	13.600	359	90.00	572	44.53
Total:	2,870	621,227,455.01	100.00	8.632	357	82.41	614	42.37

Minimum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
6.000 - 6.499	10	2,607,341.68	0.42	6.339	355	87.19	634	47.27
6.500 - 6.999	86	23,214,751.25	3.74	6.878	356	80.10	681	42.67
7.000 - 7.499	183	49,359,813.39	7.95	7.318	357	80.58	670	43.88
7.500 - 7.999	447	112,670,213.37	18.14	7.811	357	80.47	645	42.15
8.000 - 8.499	371	93,250,255.12	15.01	8.300	357	81.58	626	42.55
8.500 - 8.999	738	154,271,279.97	24.83	8.820	357	82.43	604	42.20
9.000 - 9.499	305	60,184,093.82	9.69	9.279	357	83.71	587	42.16
9.500 - 9.999	543	97,141,257.86	15.64	9.777	357	84.96	570	42.36
10.000 - 10.499	88	14,107,258.68	2.27	10.271	358	86.69	556	42.79
10.500 - 10.999	79	12,329,756.62	1.98	10.810	358	85.12	565	38.50
11.000 - 11.499	9	934,978.98	0.15	11.143	358	79.96	542	37.96
11.500 - 11.999	8	912,040.14	0.15	11.710	358	88.15	605	44.10
12.000 - 12.499	2	149,033.17	0.02	12.091	358	95.00	569	40.37
13.500 - 13.999	1	95,380.96	0.02	13.600	359	90.00	572	44.53
Total:	2,870	621,227,455.01	100.00	8.632	357	82.41	614	42.37

Maximum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
13.000 - 13.499	10	2,607,341.68	0.42	6.339	355	87.19	634	47.27
13.500 - 13.999	86	23,214,751.25	3.74	6.878	356	80.10	681	42.67
14.000 - 14.499	182	49,209,898.78	7.92	7.319	357	80.58	670	43.88
14.500 - 14.999	448	112,820,127.98	18.16	7.810	357	80.47	645	42.15
15.000 - 15.499	371	93,250,255.12	15.01	8.300	357	81.58	626	42.55
15.500 - 15.999	738	154,271,279.97	24.83	8.820	357	82.43	604	42.20
16.000 - 16.499	305	60,184,093.82	9.69	9.279	357	83.71	587	42.16
16.500 - 16.999	543	97,141,257.86	15.64	9.777	357	84.96	570	42.36
17.000 - 17.499	88	14,107,258.68	2.27	10.271	358	86.69	556	42.79
17.500 - 17.999	79	12,329,756.62	1.98	10.810	358	85.12	565	38.50
18.000 - 18.499	9	934,978.98	0.15	11.143	358	79.96	542	37.96
18.500 - 18.999	8	912,040.14	0.15	11.710	358	88.15	605	44.10
19.000 - 19.499	2	149,033.17	0.02	12.091	358	95.00	569	40.37
20.500 - 20.999	1	95,380.96	0.02	13.600	359	90.00	572	44.53
Total:	2,870	621,227,455.01	100.00	8.632	357	82.41	614	42.37

Initial Periodic Cap (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
1.000	3	775,045.81	0.12	8.455	359	77.89	622	42.79
1.500	2,867	620,452,409.20	99.88	8.633	357	82.42	614	42.37
Total:	2,870	621,227,455.01	100.00	8.632	357	82.41	614	42.37

Subsequent Periodic Cap (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
1.000	3	775,045.81	0.12	8.455	359	77.89	622	42.79
1.500	2,867	620,452,409.20	99.88	8.633	357	82.42	614	42.37
Total:	2,870	621,227,455.01	100.00	8.632	357	82.41	614	42.37

Months to Next Rate Adjustment	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
13 - 15	2	369,506.88	0.06	7.076	350	98.04	606	48.92
16 - 18	112	23,477,677.59	3.78	8.007	354	83.16	612	41.44
19 - 21	1,469	322,337,043.06	51.89	8.560	356	82.31	612	42.38
22 - 24	574	143,308,130.00	23.07	8.663	358	80.82	618	42.77
28 - 30	5	383,441.49	0.06	8.174	354	80.04	567	45.47
31 - 33	120	18,808,888.35	3.03	9.195	356	86.67	601	41.31
34 - 36	494	95,230,967.90	15.33	8.890	358	82.76	616	42.19
52 - 54	5	842,970.07	0.14	7.609	354	94.13	671	40.37
55 - 57	40	8,371,544.94	1.35	8.560	356	90.41	643	42.73
58 - 60	49	8,097,284.73	1.30	8.717	358	88.50	604	42.07
Total:	2,870	621,227,455.01	100.00	8.632	357	82.41	614	42.37

Group 1 Mortgage Loan Statistics

As of the Cut-off Date

Summary Statistics		Minimum	Maximum
Scheduled Principal Balance	$418,213,394	$22,393	$619,691
Average Scheduled Principal Balance	$173,893
Number of Mortgage Loans	2,405

Weighted Average Gross Coupon	8.575%	5.399%	13.600%
Weighted Average FICO Score	613	485	814
Weighted Average Combined Original LTV	82.24%	20.59%	100.00%
Weighted Average DTI	42.17%	7.03%	54.99%

Weighted Average Original Term	358	120	360
Weighted Average Stated Remaining Term	355	113	359
Weighted Average Seasoning	3	1	10

Weighted Average Gross Margin	6.239%	2.129%	12.100%
Weighted Average Minimum Interest Rate	8.657%	6.100%	13.600%
Weighted Average Maximum Interest Rate	15.658%	13.100%	20.600%
Weighted Average Initial Rate Cap	1.500%	1.000%	1.500%
Weighted Average Subsequent Rate Cap	1.500%	1.000%	1.500%
Weighted Average Months to Roll	24	14	59

Maturity Date		October 1, 2015	April 1, 2036
Maximum Zip Code Concentration	60629(0.53%)

ARM	83.32%
Fixed Rate	16.68%

Interest Only	4.99%	Single Family	66.85%
Not Interest Only	95.01%	Multi Family	17.76%
Weighted Average IO Term	60	Townhouse	0.76%
		Condo	6.84%
First Lien	100.00%	PUD	7.74%
Second Lien	0.00%	Modular Housing	0.06%

Full Documentation	40.39%	Top 5 States:
Alt1 Documentation	0.80%	Illinois	10.92%
Stated Income	58.81%	New York	10.38%
		California	10.18%
Purchase	21.51%	Florida	9.34%
Cash Out Refinance	76.18%	New Jersey	6.68%
Rate/Term Refinance	2.28%
Construction Permanent	0.03%

Primary	85.96%
Investment	12.43%
Second / Vacation	1.61%

Current Principal Balance	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
50,000 or less	92	3,862,143.05	0.92	9.190	322	67.80	591	31.48
50,001 - 100,000	480	36,236,766.94	8.66	9.065	348	84.13	606	39.22
100,001 - 150,000	599	74,766,147.05	17.88	8.740	353	83.14	607	41.70
150,001 - 200,000	475	82,414,893.36	19.71	8.547	357	82.22	614	42.16
200,001 - 250,000	282	63,341,481.92	15.15	8.554	356	81.52	615	42.22
250,001 - 300,000	192	53,078,137.47	12.69	8.477	357	81.65	608	43.00
300,001 - 350,000	135	43,972,887.04	10.51	8.474	357	82.04	618	43.69
350,001 - 400,000	97	36,394,653.32	8.70	8.494	356	82.22	611	43.24
400,001 - 450,000	32	13,452,340.95	3.22	8.216	357	82.76	635	42.75
450,001 - 500,000	12	5,705,507.51	1.36	7.442	357	82.71	655	42.61
500,001 - 550,000	5	2,596,486.17	0.62	7.487	358	81.21	702	45.74
550,001 - 600,000	2	1,153,127.50	0.28	7.306	356	87.77	670	46.25
600,001 - 650,000	2	1,238,821.75	0.30	8.145	358	77.35	653	46.33
Total:	2,405	418,213,394.03	100.00	8.575	355	82.24	613	42.17

Current Gross Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
5.000 - 5.499	1	478,926.69	0.11	5.399	358	75.00	680	51.51
5.500 - 5.999	8	1,370,333.75	0.33	5.980	354	74.22	698	37.62
6.000 - 6.499	23	4,669,971.20	1.12	6.275	354	75.86	663	45.75
6.500 - 6.999	109	21,990,925.26	5.26	6.883	349	78.73	666	41.57
7.000 - 7.499	151	32,107,577.59	7.68	7.310	355	79.41	658	43.99
7.500 - 7.999	377	72,060,726.01	17.23	7.811	355	80.26	632	41.88
8.000 - 8.499	293	56,221,943.54	13.44	8.305	355	82.18	620	42.29
8.500 - 8.999	625	106,562,477.60	25.48	8.806	356	82.61	601	41.79
9.000 - 9.499	265	44,283,964.66	10.59	9.272	355	83.82	594	42.10
9.500 - 9.999	409	61,662,254.48	14.74	9.776	356	85.35	582	42.18
10.000 - 10.499	62	8,183,970.02	1.96	10.253	356	86.42	580	43.28
10.500 - 10.999	57	6,532,674.24	1.56	10.776	352	84.24	574	40.86
11.000 - 11.499	12	1,013,383.72	0.24	11.247	357	84.92	553	37.56
11.500 - 11.999	8	735,936.88	0.18	11.752	358	87.56	628	41.63
12.000 - 12.499	4	242,947.43	0.06	12.057	357	90.47	574	40.30
13.500 - 13.999	1	95,380.96	0.02	13.600	359	90.00	572	44.53
Total:	2,405	418,213,394.03	100.00	8.575	355	82.24	613	42.17

FICO	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
475 - 499	1	167,665.44	0.04	9.500	357	50.91	485	44.62
500 - 524	38	5,588,394.64	1.34	9.311	354	81.01	513	40.32
525 - 549	407	63,857,040.49	15.27	9.123	355	79.10	536	42.37
550 - 574	332	56,453,549.14	13.50	8.934	355	80.94	562	41.91
575 - 599	379	66,809,361.07	15.97	8.820	355	82.53	587	42.02
600 - 624	299	50,109,134.37	11.98	8.599	355	83.20	611	42.05
625 - 649	338	60,680,138.65	14.51	8.376	354	82.93	636	42.32
650 - 674	247	45,413,027.79	10.86	8.197	354	83.43	662	42.66
675 - 699	167	32,190,995.73	7.70	7.857	355	83.02	686	42.34
700 - 724	99	19,539,689.44	4.67	7.854	356	85.23	711	42.41
725 - 749	45	8,666,335.06	2.07	8.081	355	84.10	735	42.55
750 - 774	30	5,590,063.43	1.34	7.833	356	84.08	765	41.31
775 - 799	17	2,469,607.58	0.59	7.734	351	85.49	787	41.76
800 - 824	6	678,391.20	0.16	8.617	358	88.24	808	22.62
Total:	2,405	418,213,394.03	100.00	8.575	355	82.24	613	42.17

Combined Original LTV	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
0.01 - 50.00	65	7,255,449.11	1.73	8.247	339	39.16	584	39.95
50.01 - 55.00	24	3,927,423.13	0.94	8.241	353	52.74	569	39.53
55.01 - 60.00	40	6,518,963.00	1.56	8.240	346	58.86	587	39.62
60.01 - 65.00	71	12,718,650.82	3.04	8.173	356	63.29	597	41.01
65.01 - 70.00	100	18,786,562.97	4.49	8.433	353	68.69	588	41.15
70.01 - 75.00	151	27,233,616.95	6.51	8.364	356	73.88	600	42.37
75.01 - 80.00	687	125,878,945.65	30.10	8.298	356	79.76	634	42.54
80.01 - 85.00	433	78,946,226.78	18.88	8.800	356	84.45	593	42.17
85.01 - 90.00	474	81,627,694.87	19.52	8.948	355	89.67	605	42.03
90.01 - 95.00	155	25,805,372.08	6.17	8.811	354	94.63	633	42.37
95.01 - 100.00	205	29,514,488.67	7.06	8.577	356	99.70	643	43.20
Total:	2,405	418,213,394.03	100.00	8.575	355	82.24	613	42.17

Original Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
120	6	347,924.55	0.08	7.924	118	60.69	628	33.24
180	36	2,661,510.65	0.64	8.519	177	71.28	605	38.39
240	24	2,410,566.41	0.58	8.025	238	78.88	624	34.19
300	2	126,942.63	0.03	7.287	298	88.50	685	39.96
360	2,337	412,666,449.79	98.67	8.580	357	82.35	613	42.25
Total:	2,405	418,213,394.03	100.00	8.575	355	82.24	613	42.17

Remaining Term to Stated Maturity (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
61 – 120	6	347,924.55	0.08	7.924	118	60.69	628	33.24
121 - 180	36	2,661,510.65	0.64	8.519	177	71.28	605	38.39
181 - 240	24	2,410,566.41	0.58	8.025	238	78.88	624	34.19
241 - 300	2	126,942.63	0.03	7.287	298	88.50	685	39.96
301 - 360	2,337	412,666,449.79	98.67	8.580	357	82.35	613	42.25
Total:	2,405	418,213,394.03	100.00	8.575	355	82.24	613	42.17

Debt Ratio	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
0.01 - 20.00	40	4,716,634.52	1.13	8.525	343	82.05	629	15.65
20.01 - 25.00	76	7,848,158.91	1.88	8.751	345	82.06	600	22.48
25.01 - 30.00	96	10,992,875.61	2.63	8.728	354	82.44	610	27.75
30.01 - 35.00	191	25,582,093.94	6.12	8.634	353	81.68	604	32.68
35.01 - 40.00	300	49,234,344.92	11.77	8.523	353	81.55	610	37.81
40.01 - 45.00	1,203	232,248,450.62	55.53	8.623	356	80.91	619	43.46
45.01 - 50.00	442	76,375,466.84	18.26	8.491	355	86.31	602	48.37
50.01 - 55.00	57	11,215,368.67	2.68	8.011	356	86.38	618	52.93
Total:	2,405	418,213,394.03	100.00	8.575	355	82.24	613	42.17

ARM/FRM	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
ARM	1,870	348,440,458.44	83.32	8.657	357	82.56	612	42.37
Fixed Rate	535	69,772,935.59	16.68	8.165	345	80.62	620	41.15
Total:	2,405	418,213,394.03	100.00	8.575	355	82.24	613	42.17

Product	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
2/28 ARM	548	89,089,618.99	21.30	8.796	357	81.80	605	42.22
2/28 ARM Balloon	814	172,629,161.80	41.28	8.528	357	82.03	611	42.54
2/28 ARM IO	42	10,870,099.94	2.60	7.624	357	82.60	669	42.75
3/27 ARM	269	39,773,061.90	9.51	9.291	358	83.74	608	41.65
3/27 ARM Balloon	107	19,863,541.25	4.75	8.868	358	84.37	611	41.71
3/27 ARM IO	23	4,957,525.00	1.19	7.464	358	78.21	664	44.55
5/25 ARM	36	5,400,976.57	1.29	8.592	358	89.17	627	43.66
5/25 ARM Balloon	21	3,593,327.92	0.86	8.805	357	91.51	617	42.62
5/25 ARM IO	10	2,263,145.07	0.54	7.638	357	96.16	677	43.56
Fixed	432	49,817,819.66	11.91	8.313	340	79.70	617	40.03
Fixed IO	11	2,798,469.97	0.67	7.278	358	81.15	664	45.46
30/40 Fixed Balloon	92	17,156,645.96	4.10	7.881	356	83.19	620	43.71
Total:	2,405	418,213,394.03	100.00	8.575	355	82.24	613	42.17

Interest Only	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Not Interest Only	2,319	397,324,154.05	95.01	8.630	355	82.21	611	42.09
Interest Only	86	20,889,239.98	4.99	7.541	357	82.83	668	43.63
Total:	2,405	418,213,394.03	100.00	8.575	355	82.24	613	42.17

Interest Only Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
None	2,319	397,324,154.05	95.01	8.630	355	82.21	611	42.09
60	86	20,889,239.98	4.99	7.541	357	82.83	668	43.63
Total:	2,405	418,213,394.03	100.00	8.575	355	82.24	613	42.17

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
None	700	121,163,354.14	28.97	8.831	355	82.43	609	42.55
6	42	7,875,040.62	1.88	8.616	357	83.17	627	40.51
12	195	50,992,555.26	12.19	8.001	356	78.05	626	42.95
18	23	4,263,292.65	1.02	7.597	356	81.88	669	44.37
24	391	71,931,631.70	17.20	8.573	356	81.04	610	41.79
30	11	1,131,284.79	0.27	8.423	358	84.45	640	41.48
36	575	95,403,948.50	22.81	8.710	357	82.33	610	41.80
42	5	878,850.64	0.21	7.339	307	85.33	665	26.13
48	9	955,271.44	0.23	8.534	336	81.57	610	34.22
54	2	233,324.78	0.06	8.847	357	89.66	590	41.21
60	452	63,384,839.51	15.16	8.429	351	86.28	613	42.21
Total:	2,405	418,213,394.03	100.00	8.575	355	82.24	613	42.17

Lien	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
First	2,405	418,213,394.03	100.00	8.575	355	82.24	613	42.17
Total:	2,405	418,213,394.03	100.00	8.575	355	82.24	613	42.17

Documentation Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Full Documentation	1,129	168,922,948.86	40.39	8.535	354	86.35	600	42.35
Alt1 Documentation	19	3,341,262.31	0.80	8.407	359	76.68	621	39.92
Stated Income	1,257	245,949,182.86	58.81	8.605	356	79.49	623	42.07
Total:	2,405	418,213,394.03	100.00	8.575	355	82.24	613	42.17

Loan Purpose	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Purchase	620	89,938,502.53	21.51	8.693	357	85.57	648	42.76
Construction Permanent	2	127,711.15	0.03	8.297	357	80.51	657	34.13
Cash-Out Refinance	1,723	318,603,437.84	76.18	8.545	355	81.24	604	42.00
Rate / Term Refinance	60	9,543,742.51	2.28	8.486	337	84.09	599	42.13
Total:	2,405	418,213,394.03	100.00	8.575	355	82.24	613	42.17

Property Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Single Family	1,750	279,579,814.87	66.85	8.648	354	82.41	603	41.96
Multi Family	306	74,253,917.39	17.76	8.312	356	80.76	645	42.71
Townhouse	23	3,170,501.57	0.76	8.599	357	83.66	633	42.10
Condo	160	27,477,455.27	6.57	8.563	355	83.69	635	43.09
Condo High Rise	4	1,110,467.25	0.27	8.378	356	80.00	633	45.68
PUD	160	32,371,720.70	7.74	8.565	356	82.80	614	41.79
MOD	2	249,516.98	0.06	8.875	359	90.75	602	49.79
Total:	2,405	418,213,394.03	100.00	8.575	355	82.24	613	42.17

Occupancy Status	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Primary	2,060	359,511,637.16	85.96	8.536	355	82.19	605	42.30
Investment	309	51,968,253.93	12.43	8.813	356	82.07	665	41.14
Second/Vacation	36	6,733,502.94	1.61	8.830	357	86.02	667	42.96
Total:	2,405	418,213,394.03	100.00	8.575	355	82.24	613	42.17

Credit Grade	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
A+	736	138,428,971.45	33.10	8.051	355	83.80	676	42.15
A	1,208	205,143,562.89	49.05	8.798	355	83.05	587	42.44
A-	243	39,054,759.87	9.34	8.878	355	81.03	576	41.70
B	149	24,466,469.20	5.85	9.005	354	74.61	566	41.45
C	63	10,339,076.52	2.47	8.986	356	69.76	560	40.31
C-	6	780,554.10	0.19	9.109	357	55.79	557	44.50
Total:	2,405	418,213,394.03	100.00	8.575	355	82.24	613	42.17

State	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Alabama	82	8,348,483.12	2.00	9.076	352	84.49	604	40.90
Arizona	70	12,438,129.12	2.97	8.620	357	82.96	602	40.90
Arkansas	12	861,994.48	0.21	9.076	353	86.12	622	32.72
California	166	42,576,855.28	10.18	8.346	356	77.08	618	42.10
Colorado	35	5,394,383.76	1.29	8.285	357	83.35	634	41.06
Connecticut	35	6,481,031.81	1.55	8.653	354	80.53	641	40.37
Delaware	7	1,679,291.18	0.40	8.878	356	81.50	568	43.76
District Of Columbia	8	2,176,161.86	0.52	8.085	357	70.76	625	43.28
Florida	220	39,063,080.08	9.34	8.580	357	81.66	613	42.06
Georgia	85	11,885,032.43	2.84	8.756	353	85.51	617	41.64
Hawaii	8	2,627,286.82	0.63	7.466	356	82.57	674	42.48
Idaho	7	668,765.17	0.16	8.297	356	88.19	639	42.74
Illinois	244	45,680,441.88	10.92	8.647	357	83.33	625	43.29
Indiana	67	8,046,422.20	1.92	8.867	355	88.30	601	39.27
Iowa	24	2,454,670.62	0.59	9.143	357	84.78	564	40.06
Kansas	20	2,211,665.95	0.53	8.916	353	91.61	599	37.57
Kentucky	22	2,415,435.17	0.58	8.980	348	88.62	591	42.24
Louisiana	10	1,149,508.44	0.27	8.281	357	84.63	620	41.47
Maine	6	862,247.07	0.21	8.403	358	89.44	657	48.32
Maryland	72	14,711,569.84	3.52	8.601	356	82.40	599	41.91
Massachusetts	55	13,097,560.21	3.13	8.598	354	79.48	615	43.27
Michigan	67	6,998,242.09	1.67	9.129	355	85.52	598	40.51
Minnesota	18	3,184,633.69	0.76	8.710	343	85.27	602	39.89
Mississippi	10	1,099,620.51	0.26	9.785	349	89.67	588	42.75
Missouri	62	7,814,740.93	1.87	9.339	354	85.37	590	41.68
Montana	2	456,095.35	0.11	8.932	358	81.91	603	39.36
Nebraska	3	340,026.53	0.08	10.231	357	86.49	559	47.65
Nevada	43	8,424,389.34	2.01	8.479	357	81.33	623	42.86
New Hampshire	5	1,029,394.28	0.25	8.163	358	78.52	648	43.67
New Jersey	102	27,929,408.87	6.68	8.459	356	82.09	621	43.41
New Mexico	27	3,518,299.19	0.84	8.704	354	84.02	621	40.52
New York	159	43,412,674.65	10.38	8.015	356	77.99	623	43.28
North Carolina	26	2,845,679.47	0.68	9.180	357	82.92	607	39.68
Ohio	152	21,557,064.77	5.15	8.700	356	89.37	606	42.66
Oklahoma	31	2,371,885.14	0.57	8.691	334	82.43	589	39.41
Oregon	21	3,534,890.75	0.85	8.421	354	84.81	628	44.05
Pennsylvania	60	8,225,244.87	1.97	8.801	352	86.02	602	41.75
Rhode Island	12	2,792,239.22	0.67	8.334	357	79.13	644	44.22
South Carolina	5	641,851.33	0.15	8.855	356	84.32	581	36.78
South Dakota	1	114,625.54	0.03	8.999	356	83.76	529	41.79
Tennessee	65	7,100,848.79	1.70	8.670	349	86.46	595	39.73
Texas	112	10,316,994.54	2.47	8.743	332	82.56	604	41.03
Utah	29	4,208,237.79	1.01	8.878	357	80.29	609	42.21
Vermont	2	486,443.88	0.12	8.984	357	77.04	553	43.95
Virginia	52	10,398,745.33	2.49	8.746	357	79.88	592	42.37
Washington	53	10,187,465.47	2.44	8.490	357	82.53	609	41.53
West Virginia	5	559,939.09	0.13	9.799	356	88.64	595	40.60
Wisconsin	22	3,170,383.26	0.76	9.465	357	86.73	594	41.75
Wyoming	4	663,312.87	0.16	8.905	355	84.84	603	42.06
Total:	2,405	418,213,394.03	100.00	8.575	355	82.24	613	42.17

Gross Margin (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
2.000 - 2.499	1	129,750.00	0.04	6.999	358	75.00	701	47.35
2.500 - 2.999	10	2,274,578.50	0.65	7.929	359	82.03	629	44.23
3.000 - 3.499	57	10,620,529.13	3.05	7.761	357	79.06	649	42.80
3.500 - 3.999	41	8,913,404.84	2.56	7.393	357	79.08	653	44.95
4.000 - 4.499	72	16,236,722.48	4.66	7.735	358	80.07	641	42.63
4.500 - 4.999	111	23,822,420.41	6.84	8.179	358	80.19	625	42.64
5.000 - 5.499	184	35,263,998.16	10.12	8.408	357	82.00	615	41.76
5.500 - 5.999	229	44,799,433.54	12.86	8.433	357	81.45	623	42.03
6.000 - 6.499	304	56,977,475.38	16.35	8.581	357	82.30	614	42.75
6.500 - 6.999	238	43,223,347.77	12.40	8.784	357	83.59	606	42.18
7.000 - 7.499	284	52,923,173.57	15.19	8.924	356	84.24	596	42.37
7.500 - 7.999	137	23,508,996.23	6.75	9.341	357	83.89	587	42.26
8.000 - 8.499	153	23,583,702.77	6.77	9.750	357	84.59	590	41.86
8.500 - 8.999	27	3,865,785.12	1.11	9.926	357	90.11	598	42.83
9.000 - 9.499	13	1,574,232.72	0.45	10.820	357	85.69	593	39.04
9.500 - 9.999	2	89,584.19	0.03	11.222	357	78.29	637	28.95
10.000 - 10.499	3	355,424.09	0.10	11.934	358	91.90	712	41.20
10.500 - 10.999	3	182,518.58	0.05	12.072	357	95.92	583	39.95
12.000 - 12.499	1	95,380.96	0.03	13.600	359	90.00	572	44.53
Total:	1,870	348,440,458.44	100.00	8.657	357	82.56	612	42.37

Minimum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
6.000 - 6.499	8	1,691,021.68	0.49	6.284	355	83.81	621	45.77
6.500 - 6.999	51	11,853,552.45	3.40	6.886	355	79.14	662	42.41
7.000 - 7.499	118	26,832,493.74	7.70	7.322	357	80.36	664	43.88
7.500 - 7.999	285	57,854,372.49	16.60	7.813	357	80.19	632	42.00
8.000 - 8.499	243	49,353,035.18	14.16	8.308	357	82.14	620	42.41
8.500 - 8.999	508	92,889,492.65	26.66	8.808	357	82.55	603	42.02
9.000 - 9.499	209	38,623,238.47	11.08	9.273	357	83.67	597	42.41
9.500 - 9.999	343	55,125,910.65	15.82	9.772	357	85.40	582	42.57
10.000 - 10.499	47	7,151,511.71	2.05	10.245	358	86.81	581	43.45
10.500 - 10.999	43	5,587,805.61	1.60	10.785	358	85.99	576	40.64
11.000 - 11.499	6	554,011.88	0.16	11.159	357	86.27	562	34.40
11.500 - 11.999	6	679,597.80	0.20	11.763	358	88.14	636	42.16
12.000 - 12.499	2	149,033.17	0.04	12.091	358	95.00	569	40.37
13.500 - 13.999	1	95,380.96	0.03	13.600	359	90.00	572	44.53
Total:	1,870	348,440,458.44	100.00	8.657	357	82.56	612	42.37

Maximum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
13.000 - 13.499	8	1,691,021.68	0.49	6.284	355	83.81	621	45.77
13.500 - 13.999	51	11,853,552.45	3.40	6.886	355	79.14	662	42.41
14.000 - 14.499	117	26,682,579.13	7.66	7.323	357	80.36	663	43.90
14.500 - 14.999	286	58,004,287.10	16.65	7.811	357	80.19	632	41.99
15.000 - 15.499	243	49,353,035.18	14.16	8.308	357	82.14	620	42.41
15.500 - 15.999	508	92,889,492.65	26.66	8.808	357	82.55	603	42.02
16.000 - 16.499	209	38,623,238.47	11.08	9.273	357	83.67	597	42.41
16.500 - 16.999	343	55,125,910.65	15.82	9.772	357	85.40	582	42.57
17.000 - 17.499	47	7,151,511.71	2.05	10.245	358	86.81	581	43.45
17.500 - 17.999	43	5,587,805.61	1.60	10.785	358	85.99	576	40.64
18.000 - 18.499	6	554,011.88	0.16	11.159	357	86.27	562	34.40
18.500 - 18.999	6	679,597.80	0.20	11.763	358	88.14	636	42.16
19.000 - 19.499	2	149,033.17	0.04	12.091	358	95.00	569	40.37
20.500 - 20.999	1	95,380.96	0.03	13.600	359	90.00	572	44.53
Total:	1,870	348,440,458.44	100.00	8.657	357	82.56	612	42.37

Initial Periodic Cap (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
1.000	2	224,166.44	0.06	9.597	358	84.98	633	40.96
1.500	1,868	348,216,292.00	99.94	8.657	357	82.56	612	42.37
Total:	1,870	348,440,458.44	100.00	8.657	357	82.56	612	42.37

Subsequent Periodic Cap (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
1.000	2	224,166.44	0.06	9.597	358	84.98	633	40.96
1.500	1,868	348,216,292.00	99.94	8.657	357	82.56	612	42.37
Total:	1,870	348,440,458.44	100.00	8.657	357	82.56	612	42.37

Months to Next Rate Adjustment	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
13 - 15	2	369,506.88	0.11	7.076	350	98.04	606	48.92
16 - 18	74	12,820,272.36	3.68	7.831	354	84.41	606	42.13
19 - 21	956	179,945,700.38	51.64	8.581	356	82.48	610	42.29
22 - 24	372	79,453,401.11	22.80	8.702	358	80.37	614	42.81
28 - 30	3	198,438.69	0.06	7.769	354	91.98	623	49.99
31 - 33	85	12,473,413.47	3.58	9.125	356	86.82	611	41.33
34 - 36	311	51,922,275.99	14.90	9.000	358	82.68	614	42.00
52 - 54	5	842,970.07	0.24	7.609	354	94.13	671	40.37
55 - 57	25	4,388,078.79	1.26	8.465	356	93.55	643	44.13
58 - 60	37	6,026,400.70	1.73	8.591	358	89.30	622	43.12
Total:	1,870	348,440,458.44	100.00	8.657	357	82.56	612	42.37

Group 2 Mortgage Loan Statistics

As of the Cut-off Date

Summary Statistics		Minimum	Maximum
Scheduled Principal Balance	$299,851,408	$16,573	$786,492
Average Scheduled Principal Balance	$259,163
Number of Mortgage Loans	1,157

Weighted Average Gross Coupon	8.592%	5.625%	12.990%
Weighted Average FICO Score	615	470	813
Weighted Average Combined Original LTV	82.17%	25.00%	100.00%
Weighted Average DTI	42.33%	10.27%	54.97%

Weighted Average Original Term	359	180	360
Weighted Average Stated Remaining Term	356	173	359
Weighted Average Seasoning	3	1	9

Weighted Average Gross Margin	6.246%	3.000%	10.099%
Weighted Average Minimum Interest Rate	8.600%	6.410%	11.599%
Weighted Average Maximum Interest Rate	15.600%	13.410%	18.599%
Weighted Average Initial Rate Cap	1.499%	1.000%	1.500%
Weighted Average Subsequent Rate Cap	1.499%	1.000%	1.500%
Weighted Average Months to Roll	24	16	59

Maturity Date		October 1, 2020	April 1, 2036
Maximum Zip Code Concentration	11207(0.63%)

ARM	90.97%
Fixed Rate	9.03%

Interest Only	10.29%	Single Family	66.33%
Not Interest Only	89.71%	Multi Family	15.05%
Weighted Average IO Term	60	Townhouse	0.25%
		Condo	5.66%
First Lien	99.93%	PUD	12.71%
Second Lien	0.07%	Modular Housing	0.00%

Full Documentation	38.54%	Top 5 States:
Alt1 Documentation	0.70%	California	22.92%
Stated Income	60.76%	New York	11.18%
		Florida	8.62%
Purchase	55.28%	Illinois	6.54%
Cash Out Refinance	43.95%	New Jersey	5.75%
Rate/Term Refinance	0.77%

Primary	97.24%
Investment	2.05%
Second / Vacation	0.71%

Current Principal Balance	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
50,000 or less	14	536,892.12	0.18	9.533	316	70.32	529	36.27
50,001 - 100,000	139	10,890,686.59	3.63	9.728	346	78.85	525	37.24
100,001 - 150,000	200	25,189,619.91	8.40	9.327	357	81.74	534	40.52
150,001 - 200,000	157	27,830,837.64	9.28	8.830	357	81.39	575	41.55
200,001 - 250,000	148	33,018,424.99	11.01	8.745	357	82.45	599	42.65
250,001 - 300,000	102	28,180,001.73	9.40	8.414	357	81.50	622	42.07
300,001 - 350,000	84	26,947,213.94	8.99	8.453	357	80.72	610	43.55
350,001 - 400,000	71	26,628,338.18	8.88	8.309	357	81.31	655	42.69
400,001 - 450,000	73	31,326,513.76	10.45	8.372	357	83.19	641	43.71
450,001 - 500,000	81	38,584,327.53	12.87	8.455	357	83.45	631	43.53
500,001 - 550,000	33	17,341,684.59	5.78	8.019	357	85.11	672	42.99
550,001 - 600,000	35	20,112,412.03	6.71	8.398	357	82.19	645	42.79
600,001 - 650,000	10	6,289,911.28	2.10	8.408	357	85.97	649	41.14
650,001 - 700,000	7	4,772,627.40	1.59	8.649	356	82.85	626	37.58
700,001 - 750,000	2	1,415,424.29	0.47	8.970	357	77.48	662	44.00
750,001 - 800,000	1	786,492.21	0.26	8.250	358	75.00	760	40.31
Total:	1,157	299,851,408.19	100.00	8.592	356	82.17	615	42.33

Current Gross Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
5.500 - 5.999	2	768,228.95	0.26	5.751	356	84.97	743	44.11
6.000 - 6.499	2	916,320.00	0.31	6.439	356	93.42	658	50.04
6.500 - 6.999	40	12,924,749.75	4.31	6.846	356	80.56	698	43.08
7.000 - 7.499	74	26,417,920.98	8.81	7.320	357	81.53	674	43.89
7.500 - 7.999	182	59,020,530.73	19.68	7.808	357	80.68	655	42.31
8.000 - 8.499	141	46,965,999.17	15.66	8.288	357	81.02	630	42.64
8.500 - 8.999	265	67,233,179.34	22.42	8.842	357	82.34	604	42.34
9.000 - 9.499	113	23,288,112.02	7.77	9.288	356	83.14	566	41.62
9.500 - 9.999	231	45,373,236.57	15.13	9.787	356	83.92	550	41.94
10.000 - 10.499	55	8,770,427.84	2.92	10.294	357	86.99	538	42.30
10.500 - 10.999	45	7,442,837.25	2.48	10.827	354	83.94	553	36.90
11.000 - 11.499	3	380,967.10	0.13	11.121	358	70.80	513	43.15
11.500 - 11.999	3	249,015.60	0.08	11.585	345	88.64	520	48.69
12.500 - 12.999	1	99,882.89	0.03	12.990	177	100.00	728	43.38
Total:	1,157	299,851,408.19	100.00	8.592	356	82.17	615	42.33

FICO	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
450 - 474	1	87,701.57	0.03	9.450	357	66.67	470	22.64
475 - 499	4	928,623.95	0.31	8.727	357	70.78	488	45.99
500 - 524	480	74,296,610.28	24.78	9.297	356	79.74	511	41.53
525 - 549	32	8,879,357.18	2.96	9.710	356	81.68	540	40.83
550 - 574	36	12,529,330.65	4.18	9.125	357	84.96	563	42.64
575 - 599	66	21,826,327.74	7.28	8.902	357	84.72	588	42.81
600 - 624	93	32,791,570.52	10.94	8.731	357	83.37	613	42.63
625 - 649	126	40,548,058.85	13.52	8.292	356	82.95	638	42.72
650 - 674	120	37,330,634.57	12.45	8.155	357	81.80	662	42.84
675 - 699	75	26,322,933.98	8.78	8.006	357	82.55	687	42.25
700 - 724	67	23,245,150.97	7.75	7.900	357	83.29	711	42.95
725 - 749	31	10,441,657.64	3.48	7.657	355	82.09	738	41.44
750 - 774	18	7,902,665.57	2.64	7.613	357	82.83	762	43.27
775 - 799	7	2,208,784.72	0.74	7.686	357	82.16	784	42.47
800 - 824	1	512,000.00	0.17	6.750	356	100.00	813	46.83
Total:	1,157	299,851,408.19	100.00	8.592	356	82.17	615	42.33

Combined Original LTV	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
0.01 - 50.00	19	2,459,390.44	0.82	8.662	357	43.90	518	40.89
50.01 - 55.00	6	1,054,703.72	0.35	7.856	352	52.84	565	43.25
55.01 - 60.00	13	2,520,816.70	0.84	8.270	352	58.00	526	42.93
60.01 - 65.00	27	4,243,127.05	1.42	9.004	356	64.11	517	40.80
65.01 - 70.00	42	8,499,193.76	2.83	8.833	353	68.40	540	40.59
70.01 - 75.00	67	16,083,792.43	5.36	8.690	357	74.64	585	40.71
75.01 - 80.00	506	145,878,531.56	48.65	8.243	357	79.89	650	42.33
80.01 - 85.00	204	49,444,985.59	16.49	8.924	357	84.62	568	42.61
85.01 - 90.00	191	46,184,278.20	15.40	9.202	357	89.71	577	42.39
90.01 - 95.00	34	9,804,799.28	3.27	8.879	356	94.63	620	42.81
95.01 - 100.00	48	13,677,789.46	4.56	8.567	355	99.89	676	44.36
Total:	1,157	299,851,408.19	100.00	8.592	356	82.17	615	42.33

Original Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
180	12	692,256.60	0.23	10.206	177	78.08	569	35.43
240	3	166,045.37	0.06	9.460	237	77.72	513	36.86
300	1	104,806.76	0.03	8.835	298	88.98	521	43.45
360	1,141	298,888,299.46	99.68	8.588	357	82.18	615	42.35
Total:	1,157	299,851,408.19	100.00	8.592	356	82.17	615	42.33

Remaining Term to Stated Maturity (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
121 - 180	12	692,256.60	0.23	10.206	177	78.08	569	35.43
181 - 240	3	166,045.37	0.06	9.460	237	77.72	513	36.86
241 - 300	1	104,806.76	0.03	8.835	298	88.98	521	43.45
301 - 360	1,141	298,888,299.46	99.68	8.588	357	82.18	615	42.35
Total:	1,157	299,851,408.19	100.00	8.592	356	82.17	615	42.33

Debt Ratio	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
0.01 - 20.00	22	5,387,555.60	1.80	9.047	350	80.40	585	16.49
20.01 - 25.00	29	4,903,544.72	1.64	9.009	356	82.74	587	22.66
25.01 - 30.00	42	5,588,832.49	1.86	9.155	357	79.51	538	27.90
30.01 - 35.00	73	13,018,440.01	4.34	8.760	357	81.32	581	32.90
35.01 - 40.00	155	34,013,612.21	11.34	8.642	356	82.37	612	37.90
40.01 - 45.00	574	176,432,074.62	58.84	8.514	357	81.53	637	43.53
45.01 - 50.00	236	53,928,669.96	17.99	8.707	357	84.37	567	48.03
50.01 - 55.00	26	6,578,678.58	2.19	8.006	355	85.24	605	53.09
Total:	1,157	299,851,408.19	100.00	8.592	356	82.17	615	42.33

ARM/FRM	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
ARM	1,000	272,786,996.57	90.97	8.600	357	82.22	617	42.38
Fixed Rate	157	27,064,411.62	9.03	8.512	351	81.71	594	41.85
Total:	1,157	299,851,408.19	100.00	8.592	356	82.17	615	42.33

Product	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
2/28 ARM	263	62,011,332.72	20.68	8.877	357	81.82	596	41.48
2/28 ARM Balloon	425	132,739,287.48	44.27	8.553	357	82.02	615	42.94
2/28 ARM IO	65	22,152,856.60	7.39	7.532	357	80.99	695	42.35
3/27 ARM	129	24,148,317.54	8.05	9.250	358	83.65	582	41.12
3/27 ARM Balloon	70	18,705,405.05	6.24	8.677	358	83.87	626	43.13
3/27 ARM IO	21	6,975,447.00	2.33	7.794	358	80.19	685	43.89
5/25 ARM	12	1,585,286.93	0.53	9.706	357	85.47	549	40.18
5/25 ARM Balloon	13	4,049,143.45	1.35	8.637	357	86.65	633	41.40
5/25 ARM IO	2	419,919.80	0.14	7.071	358	91.43	659	32.15
Fixed	113	15,610,911.81	5.21	8.851	350	79.40	572	40.18
Fixed IO	3	1,317,200.00	0.44	7.729	357	96.13	701	45.35
15/30 Fixed Balloon	5	216,834.64	0.07	11.641	176	99.10	688	43.16
30/40 Fixed Balloon	36	9,919,465.17	3.31	8.015	357	83.05	613	43.98
Total:	1,157	299,851,408.19	100.00	8.592	356	82.17	615	42.33

Interest Only	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Not Interest Only	1,066	268,985,984.79	89.71	8.707	356	82.24	606	42.29
Interest Only	91	30,865,423.40	10.29	7.593	357	81.60	693	42.69
Total:	1,157	299,851,408.19	100.00	8.592	356	82.17	615	42.33

Interest Only Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
None	1,066	268,985,984.79	89.71	8.707	356	82.24	606	42.29
60	91	30,865,423.40	10.29	7.593	357	81.60	693	42.69
Total:	1,157	299,851,408.19	100.00	8.592	356	82.17	615	42.33

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
None	314	78,461,296.99	26.17	8.898	356	82.70	617	43.03
6	15	5,088,751.42	1.70	8.252	356	82.04	652	40.19
12	108	40,885,006.29	13.64	8.125	357	80.74	643	42.75
18	7	2,191,234.32	0.73	8.359	357	80.44	634	44.36
24	229	61,973,761.95	20.67	8.518	356	81.15	614	41.09
30	8	2,204,939.07	0.74	8.833	357	85.00	530	45.62
36	304	75,996,218.47	25.34	8.611	357	82.98	610	42.32
42	1	161,899.80	0.05	8.399	359	69.23	513	42.18
48	8	1,640,921.63	0.55	8.644	357	88.85	560	42.74
60	163	31,247,378.25	10.42	8.590	355	82.45	584	42.48
Total:	1,157	299,851,408.19	100.00	8.592	356	82.17	615	42.33

Lien	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
First	1,152	299,634,573.55	99.93	8.590	357	82.16	615	42.33
Second	5	216,834.64	0.07	11.641	176	99.10	688	43.16
Total:	1,157	299,851,408.19	100.00	8.592	356	82.17	615	42.33

Documentation Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Full Documentation	583	115,561,289.58	38.54	8.823	356	83.81	560	42.17
Alt1 Documentation	7	2,105,942.68	0.70	8.396	359	81.17	612	38.47
Stated Income	567	182,184,175.93	60.76	8.449	357	81.15	649	42.48
Total:	1,157	299,851,408.19	100.00	8.592	356	82.17	615	42.33

Loan Purpose	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Purchase	587	165,764,004.34	55.28	8.383	357	82.57	654	42.48
Cash-Out Refinance	553	131,792,433.07	43.95	8.850	356	81.66	567	42.10
Rate / Term Refinance	17	2,294,970.78	0.77	8.962	341	82.71	510	44.75
Total:	1,157	299,851,408.19	100.00	8.592	356	82.17	615	42.33

Property Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Single Family	826	198,901,385.24	66.33	8.707	356	82.51	600	42.03
Multi Family	135	45,120,218.63	15.05	8.193	357	80.90	666	43.12
Townhouse	4	755,940.29	0.25	9.016	357	75.81	560	45.09
Condo	61	14,613,517.21	4.87	8.313	357	80.44	649	42.16
Condo High Rise	6	1,876,651.37	0.63	8.650	357	79.46	650	42.89
Condo Mid Rise	1	483,748.68	0.16	8.350	358	84.91	603	44.92
PUD	124	38,099,946.77	12.71	8.569	357	82.78	618	42.93
Total:	1,157	299,851,408.19	100.00	8.592	356	82.17	615	42.33

Occupancy Status	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Primary	1,132	291,564,568.08	97.24	8.581	356	82.18	614	42.44
Investment	20	6,159,783.39	2.05	9.081	356	81.90	647	39.14
Second/Vacation	5	2,127,056.72	0.71	8.753	357	81.84	661	36.46
Total:	1,157	299,851,408.19	100.00	8.592	356	82.17	615	42.33

Credit Grade	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
A+	371	122,865,368.09	40.98	8.014	357	82.53	683	42.65
A	512	124,316,422.87	41.46	8.919	356	83.16	578	42.28
A-	133	28,426,783.41	9.48	9.051	357	81.48	558	42.06
B	90	15,871,177.66	5.29	9.249	356	77.92	525	41.76
C	48	7,913,615.86	2.64	9.414	355	73.34	524	40.90
C-	3	458,040.30	0.15	9.785	358	61.56	511	31.15
Total:	1,157	299,851,408.19	100.00	8.592	356	82.17	615	42.33

State	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Alabama	22	3,448,493.97	1.15	9.059	355	88.45	623	42.97
Alaska	1	181,629.66	0.06	9.750	358	90.00	514	47.84
Arizona	35	9,023,051.05	3.01	8.627	357	81.12	600	42.34
Arkansas	2	269,277.16	0.09	9.775	356	82.89	503	30.87
California	186	68,733,902.14	22.92	8.233	357	80.75	640	41.89
Colorado	9	1,797,083.14	0.60	8.171	357	81.20	618	42.06
Connecticut	13	3,547,316.50	1.18	9.000	357	81.06	602	44.18
Delaware	1	171,895.79	0.06	8.500	359	80.00	604	44.54
District Of Columbia	2	788,064.01	0.26	8.706	357	86.32	673	43.87
Florida	116	25,833,850.51	8.62	8.758	357	81.02	601	41.88
Georgia	40	7,224,689.57	2.41	9.004	354	81.72	584	40.09
Hawaii	3	1,158,186.21	0.39	8.695	357	85.45	653	43.14
Idaho	3	354,822.37	0.12	9.546	356	88.04	503	39.44
Illinois	79	19,607,690.53	6.54	8.919	356	84.11	611	42.87
Indiana	29	3,711,707.90	1.24	9.497	356	87.13	538	39.07
Iowa	6	682,067.12	0.23	10.060	357	80.37	505	35.41
Kansas	5	1,333,319.21	0.44	9.075	356	88.53	562	41.58
Kentucky	11	1,332,362.71	0.44	9.521	357	82.60	506	37.77
Louisiana	2	252,580.31	0.08	9.707	357	85.51	548	40.84
Maine	2	695,341.79	0.23	8.094	358	74.26	597	42.25
Maryland	45	14,486,184.63	4.83	8.868	357	83.37	605	42.98
Massachusetts	29	11,030,239.93	3.68	8.526	357	80.24	649	45.14
Michigan	20	2,900,877.27	0.97	9.442	357	83.10	557	37.46
Minnesota	3	694,627.50	0.23	8.760	359	76.59	580	43.32
Mississippi	6	1,145,528.00	0.38	7.974	357	86.25	679	43.09
Missouri	31	5,491,704.57	1.83	9.328	357	87.75	571	41.80
Montana	2	262,388.30	0.09	9.027	358	75.25	508	41.42
Nebraska	3	312,711.52	0.10	8.710	357	77.43	598	40.32
Nevada	16	4,499,336.69	1.50	8.121	357	76.11	645	40.76
New Hampshire	3	877,198.71	0.29	10.098	355	77.04	531	40.63
New Jersey	55	17,246,580.00	5.75	8.536	355	84.14	647	43.73
New Mexico	6	1,483,106.53	0.49	8.563	357	88.75	603	41.87
New York	89	33,510,940.28	11.18	8.070	357	80.13	640	43.23
North Carolina	14	1,740,414.78	0.58	9.116	356	83.61	549	42.20
Ohio	41	7,263,126.70	2.42	9.072	357	83.54	571	43.22
Oklahoma	7	699,882.45	0.23	9.210	357	81.46	513	36.67
Oregon	12	3,415,978.43	1.14	8.695	357	83.09	588	41.55
Pennsylvania	25	4,893,901.04	1.63	8.990	358	84.83	567	41.10
Rhode Island	2	447,769.22	0.15	8.726	354	85.11	505	49.53
South Carolina	5	505,857.77	0.17	9.601	357	76.91	513	39.00
Tennessee	18	2,275,396.49	0.76	9.257	354	85.27	538	40.09
Texas	60	8,921,702.96	2.98	8.987	350	85.22	584	40.74
Utah	14	2,926,516.87	0.98	8.407	357	86.17	643	43.09
Vermont	1	87,431.85	0.03	9.350	357	50.00	502	31.08
Virginia	45	13,668,907.99	4.56	8.455	356	81.36	612	44.90
Washington	30	7,585,972.09	2.53	8.608	357	84.93	569	39.77
West Virginia	2	515,542.50	0.17	8.160	357	81.48	634	44.95
Wisconsin	5	580,466.11	0.19	9.678	356	86.91	546	41.99
Wyoming	1	233,785.36	0.08	9.850	358	90.00	521	48.26
Total:	1,157	299,851,408.19	100.00	8.592	356	82.17	615	42.33
Gross Margin (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
3.000 - 3.499	20	6,098,905.93	2.24	7.652	356	82.40	671	40.49
3.500 - 3.999	19	6,449,859.24	2.36	7.221	358	81.60	703	42.25
4.000 - 4.499	46	15,995,908.46	5.86	7.695	358	78.56	665	43.68
4.500 - 4.999	77	24,138,237.60	8.85	8.023	358	81.12	643	42.59
5.000 - 5.499	113	32,571,375.55	11.94	8.286	357	80.74	630	42.56
5.500 - 5.999	106	33,703,880.45	12.36	8.377	357	82.44	634	43.42
6.000 - 6.499	135	38,236,467.02	14.02	8.289	356	81.76	620	42.25
6.500 - 6.999	125	33,836,799.78	12.40	8.831	357	82.62	607	41.98
7.000 - 7.499	159	39,061,757.64	14.32	9.083	357	83.71	601	42.08
7.500 - 7.999	88	17,499,252.50	6.41	9.394	357	84.10	562	41.29
8.000 - 8.499	86	18,819,035.56	6.90	9.762	356	83.77	554	42.96
8.500 - 8.999	19	4,623,241.12	1.69	9.933	356	85.60	565	41.74
9.000 - 9.499	3	1,249,312.15	0.46	10.987	357	81.27	545	30.45
9.500 - 9.999	3	418,829.89	0.15	10.997	358	76.92	537	44.90
10.000 - 10.499	1	84,133.68	0.03	11.599	358	85.00	512	49.45
Total:	1,000	272,786,996.57	100.00	8.600	357	82.22	617	42.38

Minimum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
6.000 - 6.499	2	916,320.00	0.34	6.439	356	93.42	658	50.04
6.500 - 6.999	35	11,361,198.80	4.16	6.870	356	81.10	700	42.95
7.000 - 7.499	65	22,527,319.65	8.26	7.314	357	80.84	677	43.87
7.500 - 7.999	162	54,815,840.88	20.09	7.810	357	80.77	659	42.32
8.000 - 8.499	128	43,897,219.94	16.09	8.290	357	80.95	632	42.71
8.500 - 8.999	230	61,381,787.32	22.50	8.838	357	82.26	606	42.49
9.000 - 9.499	96	21,560,855.35	7.90	9.289	357	83.76	570	41.70
9.500 - 9.999	200	42,015,347.21	15.40	9.782	357	84.37	553	42.09
10.000 - 10.499	41	6,955,746.97	2.55	10.298	357	86.58	530	42.11
10.500 - 10.999	36	6,741,951.01	2.47	10.832	358	84.40	556	36.73
11.000 - 11.499	3	380,967.10	0.14	11.121	358	70.80	513	43.15
11.500 - 11.999	2	232,442.34	0.09	11.555	357	88.19	515	49.77
Total:	1,000	272,786,996.57	100.00	8.600	357	82.22	617	42.38

Maximum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
13.000 - 13.499	2	916,320.00	0.34	6.439	356	93.42	658	50.04
13.500 - 13.999	35	11,361,198.80	4.16	6.870	356	81.10	700	42.95
14.000 - 14.499	65	22,527,319.65	8.26	7.314	357	80.84	677	43.87
14.500 - 14.999	162	54,815,840.88	20.09	7.810	357	80.77	659	42.32
15.000 - 15.499	128	43,897,219.94	16.09	8.290	357	80.95	632	42.71
15.500 - 15.999	230	61,381,787.32	22.50	8.838	357	82.26	606	42.49
16.000 - 16.499	96	21,560,855.35	7.90	9.289	357	83.76	570	41.70
16.500 - 16.999	200	42,015,347.21	15.40	9.782	357	84.37	553	42.09
17.000 - 17.499	41	6,955,746.97	2.55	10.298	357	86.58	530	42.11
17.500 - 17.999	36	6,741,951.01	2.47	10.832	358	84.40	556	36.73
18.000 - 18.499	3	380,967.10	0.14	11.121	358	70.80	513	43.15
18.500 - 18.999	2	232,442.34	0.09	11.555	357	88.19	515	49.77
Total:	1,000	272,786,996.57	100.00	8.600	357	82.22	617	42.38

Initial Periodic Cap (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
1.000	1	550,879.37	0.20	7.990	359	75.00	617	43.54
1.500	999	272,236,117.20	99.80	8.602	357	82.23	617	42.38
Total:	1,000	272,786,996.57	100.00	8.600	357	82.22	617	42.38

Subsequent Periodic Cap (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
1.000	1	550,879.37	0.20	7.990	359	75.00	617	43.54
1.500	999	272,236,117.20	99.80	8.602	357	82.23	617	42.38
Total:	1,000	272,786,996.57	100.00	8.600	357	82.22	617	42.38

Months to Next Rate Adjustment	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
16 - 18	38	10,657,405.23	3.91	8.218	354	81.64	619	40.61
19 - 21	513	142,391,342.68	52.20	8.533	356	82.09	615	42.48
22 - 24	202	63,854,728.89	23.41	8.615	358	81.38	623	42.72
28 - 30	2	185,002.80	0.07	8.608	354	67.23	506	40.63
31 - 33	35	6,335,474.88	2.32	9.333	356	86.39	582	41.27
34 - 36	183	43,308,691.91	15.88	8.758	358	82.86	618	42.41
55 - 57	15	3,983,466.15	1.46	8.665	356	86.94	644	41.18
58 - 60	12	2,070,884.03	0.76	9.085	358	86.16	554	39.02
Total:	1,000	272,786,996.57	100.00	8.600	357	82.22	617	42.38

Contact List

North American ABS – Home Equity			Syndicate/Sales Desk
Origination:	Brian Bernard	834-5139	Brian McDonald	834-4154
	Paul White	834-5440	Andy Cherna	834-4154
	Tom Roh	834-5936	Randall Outlaw	834-4154
	Jamie Gordon	834-5409	Melissa Traylor	834-4154
	Haroon Jawadi	834-5308
	Swapna Putcha	834-5435
	Alex Louis-Jeune	834-5033	Asset-Backed Trading
	Alissa Smith	834-5432	Peter Basso	834-3720
	Kathryn Bauer	834-9986	Maria Lopes	834-3720
	Shilla Kim-Parker	834-5006	Vikas Sarna	834-3720
Structuring/			Nick Sykes	834-3720
Home Equity Trading:	Robert Miller	834-2428
	Raj Kothari	834-3339
	Kevin Lynn	834-2394
	Osmin Rivera	834-2151

Rating Agency Contacts

Standard & Poor’s
Daniel Larkin	(212) 438-3014
Anthony Guinyard	(212) 438-1830

Moody’s
Keren Gabay	(212) 553-2728
Joe Elsabee	(201) 915-8744

Fitch
Sara Wanchock	(212) 908-0723
Tara Sweeney	(212) 908-0347

Please Direct All Questions to the

Syndicate Desk (x4-4154)

Brian McDonald

Andy Cherna

Randall Outlaw

Melissa Traylor